UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.  )

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MAIDEN HOLDINGS, LTD.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 2, 2017
Dear Shareholder:
You are cordially invited to attend the 2017 Annual General Meeting of Shareholders (the “Annual General Meeting” or the “Meeting”) of Maiden Holdings, Ltd. (the “Company”), which will be held on Tuesday, May 2, 2017, commencing at 3:00 p.m. (local time), at the Company's offices at Maiden House, 131 Front Street, Hamilton HM12, Bermuda, for the following purposes:

1.	The election of the five directors of the Company named in the accompanying Proxy Statement to serve until the 2018 Annual General Meeting of Shareholders;

2.	To adopt the amended Bye-Laws of the Company to reflect the changes described in Appendix I;

3.	To vote on a non-binding advisory resolution to approve the compensation of certain of our executive officers disclosed in this Proxy Statement;

4.
To vote on a non-binding advisory proposal to determine the frequency (whether annual, biennial or triennial) with which shareholders of the Company shall be entitled to have an advisory vote on executive compensation; and

5.	The appointment of Deloitte Ltd. as the Company’s independent registered public accounting firm for the 2017 fiscal year.
Our Board of Directors unanimously recommends that you vote “FOR” the nominees in Proposal 1; “FOR” Proposals 2 and 3; "THREE YEARS" in Proposal 4; and "FOR" Proposal 5.
Holders of record of common shares at the close of business on March 15, 2017, the date fixed by our Board of Directors as the record date for the Meeting, are entitled to notice of and to vote on any matters that properly come before the Annual General Meeting and on any adjournment or postponement thereof. Please sign and return your proxy card in the enclosed envelope at your earliest convenience to assure that your shares will be represented and voted at the Meeting even if you cannot attend. On behalf of the officers, directors and employees of the Company, I would like to express our appreciation for your continued support. I look forward to seeing you at the Annual General Meeting.

By Order of the Board of Directors,

Arturo M. Raschbaum President and Chief Executive Officer
Hamilton, Bermuda
April 5, 2017
YOU ARE URGED TO VOTE BY PROMPTLY SIGNING AND RETURNING THE ENCLOSED PROXY IN THE RETURN ENVELOPE PROVIDED TO ENSURE THAT YOUR SHARES WILL BE REPRESENTED. IF YOU ATTEND THE MEETING, YOU MAY, IF YOU DESIRE, REVOKE THE PROXY AND VOTE YOUR SHARES IN PERSON REGARDLESS OF THE METHOD BY WHICH YOU VOTED. YOUR PROXY IS REVOCABLE IN ACCORDANCE WITH THE PROCEDURES SET FORTH IN THIS PROXY STATEMENT.
Important Notice Regarding the Availability of Proxy Materials
for the Annual General Meeting To Be Held on May 2, 2017:
The Proxy Statement and Annual Report to security holders are available at www.iproxydirect.com/MHLD

PROXY STATEMENT
General Information
This Proxy Statement and the accompanying form of proxy are furnished to you and other shareholders of Maiden Holdings, Ltd. (“Maiden Holdings,” “Company,” “our,” “us,” or “we”) on behalf of our board of directors (the “Board of Directors”) for use at the 2017 Annual General Meeting of Shareholders (the “Annual General Meeting” or the “Meeting”) to be held at the Company's offices, Maiden House, 131 Front Street, Hamilton HM12, Bermuda, on Tuesday, May 2, 2017, at 3:00 p.m. (local time) and any adjournment or postponement thereof. All shareholders are entitled and encouraged to attend the Annual General Meeting in person.
All expenses in connection with this solicitation of proxies will be paid by us. Proxies will be solicited principally by mail, but directors, officers and certain other individuals authorized by us may personally solicit proxies. We will reimburse custodians, nominees or other persons for their out-of-pocket expenses in sending proxy material to beneficial owners.
This Proxy Statement, together with the accompanying proxy card, was first mailed to shareholders entitled to vote at the Annual General Meeting on or about April 5, 2017.
Matters to Be Voted Upon
As of March 15, 2017, the only business we expect to be presented at the Annual General Meeting is:

1.	Election of the five directors of Maiden Holdings named in the accompanying Proxy Statement to serve until the 2018 Annual General Meeting of Shareholders;

2.	To adopt the amended Bye-Laws of the Company to reflect the changes described in Appendix I;

3.	To vote on a non-binding advisory resolution to approve the compensation of certain of our executive officers disclosed in this Proxy Statement;

4.
To vote on a non-binding advisory proposal to determine the frequency (whether annual, biennial, or triennial) with which shareholders of the Company shall be entitled to have an advisory vote on executive compensation; and

5.	The appointment of Deloitte Ltd. as the Company’s independent registered public accounting firm for the 2017 fiscal year.
Record Date
The Board has fixed the close of business on March 15, 2017 as the record date for determining the holders of common shares entitled to notice of and to vote at the Annual General Meeting.
Outstanding Voting Securities
As of the record date, there were 86,548,529 outstanding common shares entitled to one vote per share.
Voting
Only holders of record of common shares at the close of business on March 15, 2017 are entitled to vote at the Annual General Meeting or at any adjournment or postponement of the Meeting. Each common share that you own entitles you to one vote.
If I am a shareholder of record of common shares, how do I vote?
If you are a shareholder of record, you may vote by mailing a completed proxy card. To vote by mailing a proxy card, please sign and return the enclosed proxy card in the enclosed prepaid and self-addressed envelope and your shares will be voted at the Annual General Meeting in the manner you directed. You may also vote your shares in person at the Annual General Meeting. If you are a shareholder of record, you may request a ballot at the Annual General Meeting.
If I am a beneficial owner of shares held in street name, how do I vote?
If you are the beneficial owner of shares held in street name, you will receive instructions from your bank or broker that must be followed for such bank or broker to vote your shares per your instructions. Your bank or broker will not have discretion to vote uninstructed shares on Proposals 1, 2, 3 and 4. Thus, if you hold your shares in street name and do not instruct your bank or broker how to vote on Proposals 1, 2, 3 and 4, no votes will be cast on your behalf with respect to such matter (a “broker non-vote”). Your bank or broker will, however, have discretion to vote uninstructed shares on the appointment of Deloitte Ltd. as the Company’s independent registered public accounting firm for the 2017 fiscal year. Please ensure that you complete the voting instruction card sent by your bank or broker. If your shares are held in street name and you wish to vote in person at the Annual General Meeting, you must obtain a proxy issued in your name from your bank or broker and bring it with you to the Meeting. We recommend that you vote your shares in advance as described above so that your vote will be counted if you later decide not to attend the Annual General Meeting.

May I change my vote?
All proxies delivered pursuant to this solicitation are revocable at any time before they are exercised at the option of the persons submitting them by giving written notice to the Corporate Secretary, Maiden Holdings, Ltd., Maiden House, 131 Front Street, Hamilton HM12, Bermuda, by submitting a later-dated proxy by mail or by voting in person at the Annual General Meeting. If your shares are held in a brokerage account, you must make arrangements with your broker or bank to revoke your proxy.
What constitutes a quorum?
Two or more persons present in person or representing in person or by proxy in excess of 50% of the total issued voting shares of the Company will constitute a quorum for the transaction of business at the Annual General Meeting. Shareholder abstentions and broker non-votes will be included in the number of shareholders present at the Annual General Meeting for the purpose of determining the presence of a quorum.
What if a quorum is not represented at the Annual General Meeting?
If within 30 minutes from the time appointed for the Meeting a quorum is not present, the Meeting shall stand adjourned to the same day one week later, at the same time and place or to such other day, time or place as the Corporate Secretary may determine. Unless the Meeting is adjourned to a specific date, place and time announced at the Meeting being adjourned, fresh notice of the date, place and time for the resumption of the adjourned Meeting shall be given to each shareholder entitled to attend and vote thereat.
How many votes are required to approve a proposal?
Under our bye-laws, any question proposed for the consideration of the shareholders at any general meeting shall be decided by the affirmative votes of a majority of the votes cast “For” or “Against” the proposal by the holders of the common shares of the Company.
How will my shares be voted and how are votes counted?
All common shares represented by properly executed proxies received pursuant to this solicitation will be voted in accordance with the shareholder’s directions specified on the proxy.
Election of directors
In voting by proxy with regard to the election of directors, shareholders may vote in favor of each nominee or withhold their votes as to each nominee. Should any nominee become unable to accept nomination or election, the proxy holders named in the proxy card will vote for the election of such other person as a director as the present directors may recommend in the place of such nominee. Abstentions and broker non-votes will have no effect on the election of directors.
Amendment to Bye-laws
The affirmative vote of at least a majority of the shares represented and voting at the Meeting at which a quorum is present, which shares voting affirmatively also constitute at least a majority of the required quorum, is necessary for the amendment of our Bye-laws.
Advisory Vote on Executive Compensation
The number of affirmative votes validly cast in favor of the proposal to approve the compensation of our named executive officers must exceed the number of votes cast against the proposal in order to approve, on an advisory basis, the proposal, although such vote will not be binding on us. Abstentions and broker non-votes will have no effect on this proposal.
Advisory Vote on the Frequency of the Advisory Vote on Executive Compensation
You may vote to approve, on an advisory basis, the frequency of the advisory vote on the compensation of our named executive officers every one, two or three years, or you may abstain from voting. The frequency of holding the advisory vote on the compensation of our named executive officers will be decided by a plurality of the votes validly cast, although such vote will not be binding on us. Abstentions and broker non-votes will have no effect on this proposal.
Ratification of Auditors
With regard to the ratification of the appointment of the independent auditors, shareholders may vote in favor of the proposal, may vote against the proposal or may abstain from voting.
Shareholders should specify their choices on the enclosed proxy card. If no directions have been specified by marking the appropriate squares on the accompanying proxy card, the shares represented by a properly submitted proxy will be voted:

1.	“FOR” the election of the five directors of Maiden Holdings to serve until the 2018 Annual General Meeting;

2.	“FOR” the amendment to the Bye-Laws of the Company to reflect the changes described in Appendix I of this Proxy Statement;

3.	“FOR” the approval, on an advisory basis, of executive compensation;

4.	“THREE YEARS” in a non-binding advisory vote to determine the frequency (whether annual, biennial or triennial) of an advisory vote on executive compensation; and

5.	“FOR” the appointment of Deloitte Ltd. as the Company’s independent registered public accounting firm for the 2017 fiscal year.
In connection with any other business that may properly come before the Annual General Meeting, all properly executed proxies delivered pursuant to this solicitation and not revoked will be voted for you in the discretion of the proxy holders named in the proxy card.
A shareholder signing and returning the accompanying proxy has the power to revoke it at any time prior to its exercise by giving written notice of revocation to our Corporate Secretary, by submitting a proxy bearing a later date, or by attending the Annual General Meeting and voting in person. Attendance at the Annual General Meeting will not constitute, in itself, revocation of a proxy. If your shares are held in a brokerage account, you must make arrangements with your broker or bank to revoke your proxy.
May I see a list of shareholders entitled to vote as of the record date?
A list of registered shareholders as of the close of business on March 15, 2017 will be available for examination by any shareholder during normal business hours through May 1, 2017, at the principal executive offices of the Company, at Maiden House, 131 Front Street, Hamilton HM12, Bermuda.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information with respect to the beneficial ownership of our common shares by each person or group known by us to own more than 5% of our common shares. Ownership percentages are based on 86,548,529 common shares outstanding as of March 15, 2017. We refer to Barry Zyskind, Michael Karfunkel and George Karfunkel as our “Founding Shareholders” in this Proxy Statement. Michael Karfunkel passed away on April 27, 2016.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Barry D. Zyskind, c/o Maiden Holdings, Ltd. 131 Front Street, Hamilton HM12, Bermuda	6,469,292	(1)	7.5%
Leah Karfunkel c/o Maiden Holdings, Ltd. 131 Front Street, Hamilton HM12, Bermuda	6,792,600	(2)	7.8%
Boston Partners One Beacon Street, Boston, MA 02108	4,528,428	(3)	5.2%
Dimensional Fund Advisors LP Building One, 6300 Bee Cave Road, Austin, TX 78746	6,295,515	(4)	7.3%
The Vanguard Group 100 Vanguard Blvd., Malvern, PA 19355	6,745,206	(5)	7.8%
BlackRock Inc. 55 East 52nd Street, New York, NY 10055	8,045,018	(6)	9.3%

(1)
Based on Amendment No. 2 to Schedule 13D filed with the SEC on June 23, 2016, Mr. Zyskind disclaims beneficial ownership of the 95,000 common shares that he holds indirectly as a trustee of the Teferes Foundation, a charitable foundation organized by Mr. Zyskind. Mr. Zyskind holds 220,000 of these common shares as a custodian for his children under the Uniform Transfers to Minors Act.

(2)
Based on Amendment No. 6 to Schedule 13D of Leah Karfunkel filed with the SEC on June 23, 2016, Leah Karfunkel beneficially owns 5,500,470 common shares held indirectly as a trustee of the Michael Karfunkel 2005 Family Trust. Leah Karfunkel is the wife of Michael Karfunkel. Leah Karfunkel disclaims beneficial ownership of these shares held by the HOD Foundation, a charitable foundation.

(3)	Based on Amendment No. 6 to Schedule 13G filed with the SEC on February 14, 2017.

(4)	Based on Amendment No. 2 to Schedule 13G filed with the SEC on February 9, 2017.

(5)	Based on Amendment No. 1 to Schedule 13G filed with the SEC on February 10, 2017.

(6)	Based on Schedule 13G filed with the SEC on January 30, 2017.

SECURITY OWNERSHIP OF MANAGEMENT

Set forth below is information concerning the beneficial ownership of our common shares by each director, by our executive officers named in the Summary Compensation Table below and by all our directors and executive officers as a group as of March 15, 2017. For purposes of the table below, common shares subject to options which are currently exercisable or exercisable within 60 days of March 15, 2017 are considered outstanding and beneficially owned by the person holding the options for the purposes of computing beneficial ownership of that person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

Name of Beneficial Owner**	Amount & Nature of Beneficial Ownership		Percent of Class(1)
Barry D. Zyskind	6,469,292	(2)	7.5%
Arturo M. Raschbaum	1,339,197	(3)	1.5%
Karen L. Schmitt	321,973	(4)	*
Patrick J. Haveron	124,190	(5)	*
Thomas H. Highet	37,251	(6)	*
Lawrence F. Metz	77,105	(7)	*
Simcha G. Lyons	66,505	(8)	*
Raymond M. Neff	210,000	(9)	*
Yehuda L. Neuberger	125,000	(10)	*
Steven H. Nigro	13,000	(11)	*
All executive officers and directors as a group (10 persons)	8,783,513		10.0%

*	Less than one percent.

**	The address of each beneficial owner listed in the table is c/o Maiden Holdings, Ltd., 131 Front Street, Hamilton HM12, Bermuda.

(1)	Based on 86,548,529 common shares outstanding at March 15, 2017 plus shares that the beneficial owner has the right to acquire within 60 days of March 15, 2017 upon exercise of share options.

(2)
Includes 95,000 shares held by Teferes Foundation, a charitable foundation organized by Mr. Zyskind. Mr. Zyskind does not have a beneficial interest in the shares held by Teferes Foundation, and therefore disclaims beneficial ownership of these common shares. Mr. Zyskind holds 220,000 of these common shares as a custodian for his children under the Uniform Transfers to Minors Act.

(3)
The amount shown above includes vested options to acquire 896,180 common shares granted on November 12, 2008, November 12, 2009 and November 12, 2010. It does not include 46,928 restricted share units which vest into common shares in February 2018 and 25,330 restricted share units which vest into common shares in February 2019.

(4)
The amount shown above includes vested options to acquire 82,200 common shares granted on February 24, 2009 and March 4, 2010. Also includes 5,064 restricted shares issued on February 17, 2015, which will vest on February 17, 2018.

(5)
The amount shown above includes vested options to acquire 30,000 common shares granted to Mr. Haveron on March 4, 2010. Also includes 3,163 restricted shares issued on February 17, 2015, which will vest on February 17, 2018.

(6)	The amount shown above includes vested options to acquire 938 common shares granted on March 4, 2010.

(7)	The amount shown above includes vested options to acquire 58,000 common shares granted on June 1, 2009 and March 4, 2010.

(8)
The amount shown above includes vested options to acquire 30,000 common shares granted on June 26, 2007, June 1, 2013, June 1, 2014 and June 1, 2015. Excludes an option to acquire 6,000 common shares granted on June 1, 2016, which options will vest on the first anniversary of the date of grant.

(9)
The amount shown above includes vested options to acquire 60,000 common shares granted on June 26, 2007, June 26, 2008, June 1, 2009, June 1, 2010, June 1, 2011, June 1, 2012, June 1, 2013, June 1, 2014 and June 1, 2015. Excludes an option to acquire 6,000 common shares granted on June 1, 2016, which options will vest on the first anniversary of the date of grant.

(10)
The amount shown above includes vested options to acquire 60,000 common shares granted on January 8, 2008, June 26, 2008, June 1, 2009, June 1, 2010, June 1, 2011, June 1, 2012, June 1, 2013, June 1, 2014 and June 1, 2015. Excludes an option to acquire 6,000 common shares granted on June 1, 2016, which options will vest on the first anniversary of the date of grant.

(11)
The amount shown above includes vested options to acquire 12,000 common shares granted on June 1, 2014 and June 1, 2015. Excludes an option to acquire 6,000 common shares granted on June 1, 2016, which options will vest on the first anniversary of the date of grant.

PROPOSAL 1:

ELECTION OF DIRECTORS
Our Board of Directors currently consists of five directors. These five directors will be elected at the Annual General Meeting, each to serve for a one-year term until the 2018 Annual General Meeting of Shareholders and until the election or appointment and qualification of his successor, or until his earlier death, resignation or removal. Upon recommendation of the Nominating and Corporate Governance Committee, the Board of Directors has unanimously nominated Messrs. Barry D. Zyskind, Simcha G. Lyons, Raymond M. Neff, Yehuda L. Neuberger and Steven H. Nigro for election as directors at the Annual General Meeting. Proxies cannot be voted for more than five director nominees.
Each of the five director nominees is standing for re-election to the Board of Directors and has consented to serve for a new term. Unless you otherwise indicate, proxies that we receive will be voted in favor of the election of the director nominees. The Board of Directors does not contemplate that any of the nominees will be unable to stand for election, but if any nominee becomes unable to serve or for good cause will not serve, all proxies (except proxies marked to the contrary) will be voted for the election of a substitute nominee as our Board of Directors may recommend.
THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL NOMINEES BELOW.
Information About the Nominees
Barry D. Zyskind, 45, has served as non-executive Chairman of our Board of Directors since June 2007 and is a Founding Shareholder of the Company. Since 1998, Mr. Zyskind has served as the President, Chief Executive Officer and Chairman of AmTrust Financial Services, Inc. (“AmTrust”), a publicly-traded multinational property and casualty insurer specializing in commercial lines coverage for small to mid-size businesses. Mr. Zyskind is also a director of several of AmTrust's wholly owned subsidiaries. Prior to joining AmTrust, Mr. Zyskind was an investment banker at Janney Montgomery Scott LLC in New York. Mr. Zyskind holds an M.B.A. from New York University's Stern School of Business. Mr. Zyskind is the son-in-law of Leah Karfunkel, who is a major shareholder of the Company and serves on the board of directors of AmTrust and National General Holding Corporation (“NGHC”), a holding company of the former GMAC Insurance personal lines companies. Mr. Zyskind has been a director of NGHC since 2013 and its non-executive chairman of the board of directors since the death of Michael Karfunkel in 2016.
In selecting Mr. Zyskind as a director nominee, our Nominating and Corporate Governance Committee and Board of Directors considered Mr. Zyskind's outside board service and business activities, including his significant executive experience in international business operations, his finance, strategic planning and information technology expertise and his knowledge of the insurance industry.
Simcha G. Lyons, 70, has been a member of our Board of Directors since June 2007, and he currently serves as Chairman of the Nominating and Corporate Governance Committee and as a member of the Audit Committee and the Compensation Committee. Since 2005, Mr. Lyons has served as a senior advisor to the Ashcroft Group, LLC of Washington, D.C., a strategic consulting firm that was founded by the former Attorney General of the United States, John Ashcroft. Mr. Lyons also serves as a Senior Advisor to the Ashcroft Law Firm and as a Senior Advisor to Banner Public Affairs, a political lobbying/consulting company in Washington DC. Mr. Lyons previously served by appointment of the President of the United States on the United States Holocaust Memorial Council. In addition, Mr. Lyons has been the chairman of Lyons Global Insurance Services, LLC since 2009. Since 2003, he has also served as chairman of Lyons Global Advisors Ltd., a political consulting firm. Prior to 2002, Mr. Lyons was Vice-Chairman of Raskas Foods of St. Louis, Missouri.
In selecting Mr. Lyons as a director nominee, our Nominating and Corporate Governance Committee and Board of Directors considered Mr. Lyons' outside business activities, including his extensive understanding of governmental and legal affairs and significant executive and finance experience.
Raymond M. Neff, 75, has been a member of our Board of Directors since June 2007, and he currently serves as Chairman of the Audit Committee and as a member of the Compensation Committee and the Nominating and Corporate Governance Committee. Since 1999, Mr. Neff has served as President of Neff & Associates, Inc. and Insurance Home Office Services, LLC. He previously worked at the FCCI Insurance Group from 1986 to 1999, most recently as President and Chief Executive Officer from 1987 to 1999. He was previously Chairman of the Board of the Florida Workers' Compensation Joint Underwriting Association. Mr. Neff has held various positions at the Department of Labor and Employment Security and the Department of Insurance for the State of Florida. Mr. Neff previously worked at an insurance consulting group, a multi-line insurance agency and the Department of Insurance for the State of Michigan. Mr. Neff has been chairman of Sabal Palm Bank since 2007, chairman and CEO of Beacon Aviation Insurance Services since 2010, and on the board of directors of the not-for-profit Sarasota Gulf Coast CEO Forum. Mr. Neff holds a B.S. in Mathematics and Accounting from Central Michigan University and an M.A. in Actuarial Science from the University of Michigan. Mr. Neff is a Member of the American Academy of Actuaries and an Associate of the Society of Actuaries.
In selecting Mr. Neff as a director nominee, our Nominating and Corporate Governance Committee and Board of Directors considered Mr. Neff's deep understanding of the insurance industry, as well as his business activities and significant executive and finance experience.

Yehuda L. Neuberger, 40, has been a member of our Board of Directors since January 2008. Mr. Neuberger is a private equity investor, investing across a broad spectrum of companies. Mr. Neuberger also serves in a leadership and board capacity with numerous, large not-for-profit organizations. Between December 2001 and December 2013, Mr. Neuberger held various senior leadership positions (including Executive Vice President and Director) at American Stock Transfer & Trust Company, LLC. Prior to joining American Stock Transfer, Mr. Neuberger practiced as an attorney with the law firm of Weil, Gotshal & Manges. Mr. Neuberger holds a B.S. from Johns Hopkins University and a J.D. from Harvard Law School. Mr. Neuberger is the son-in-law of George Karfunkel, who is a Founding Shareholder of the Company, as well as a major shareholder and a director of AmTrust.
In selecting Mr. Neuberger as a director nominee, our Nominating and Corporate Governance Committee and Board of Directors considered Mr. Neuberger's business activities and significant executive and finance knowledge. In addition, our Nominating and Corporate Governance Committee and Board of Directors values Mr. Neuberger's extensive experience as a lawyer and as a director of other companies.
Steven H. Nigro, 57, has been a member of our Board of Directors since July 2007 and as our Lead Independent Director since November 2016, and currently serves as Chairman of the Compensation Committee, a member of the Audit Committee, and the Nominating and Corporate Governance Committee. Mr. Nigro has over 30 years of experience in financial services and specializes in mergers and acquisitions and capital raising for the insurance industry. In September 2012 Mr. Nigro became the Managing Partner of TAG Financial Institutions Group, LLC, an investment and merchant bank focusing on the financial services industry with specific concentration in the insurance industry. From 2011 to 2012 he was the Managing Director and Head of the Financial Services practice at Allegiance Capital Corporation. In 2005 Mr. Nigro co-founded Pfife Hudson Group, an investment bank specializing in the insurance industry and previously served as a Managing Director at Rhodes Financial Group, LLC and Hales & Company, both financial advisory firms catering exclusively to the insurance industry. From 1994 to 1998 he was Chief Financial Officer and Treasurer and a Director of Tower Group, Inc., an insurance holding company where he was responsible for financial and regulatory management, strategic planning and corporate finance. Mr. Nigro served as a Director of Clear Blue Financial Holdings, LLC from October 2015 through September 2016 and is currently a director of AEU Holdings, LLC. Mr. Nigro began his career with Arthur Young and Co. and is a Certified Public Accountant in New York. Mr. Nigro graduated from the University at Albany with a major in Accounting and minor in Economics.
In selecting Mr. Nigro as a director nominee, our Nominating and Corporate Governance Committee and Board of Directors considered Mr. Nigro's extensive experience in the finance sector and his deep understanding of the insurance industry. Mr. Nigro's experience as a certified public accountant and an investment banker specializing in the insurance industry is valuable to our Nominating and Corporate Governance Committee and Board of Directors.

CORPORATE GOVERNANCE
Board Independence
Messrs. Lyons, Neff and Nigro are “independent directors” under the rules of the NASDAQ Global Select Market ("NASDAQ") and the New York Stock Exchange ("NYSE"). NASDAQ and the NYSE rules require that a majority of the Board of Directors be independent, and we are in compliance with this requirement. The independent directors held separate executive sessions without senior management on at least four occasions in 2016, and neither the chairman, chief executive officer (the "CEO") nor any member of management, at any level, attended any of the executive sessions of the independent directors.
Board Meetings and Committees; Attendance at Annual General Meeting
The Board of Directors held four meetings in 2016. Each director attended at least 75% of the aggregate of the total number of meetings held in 2016 of the Board and any committee on which he served. All directors are expected to make every effort to attend the 2017 Annual General Meeting, and each director attended the 2016 Annual General Meeting.
Board Committees
Our Board of Directors has established an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee, each comprised entirely of independent directors within the meaning of the rules of NASDAQ and NYSE.
Audit Committee
We have a separately-designated standing Audit Committee. The Audit Committee assists our Board of Directors in monitoring the integrity of our financial statements, the independent auditor's qualifications and independence, performance of our independent auditors and our internal audit function, the establishment and maintenance of proper internal accounting controls and procedures, the treatment of employees' concerns regarding accounting and auditing matters as reported to our whistleblower hotline, and our compliance with legal and regulatory requirements. The Audit Committee's responsibilities also include appointing (subject to shareholder ratification), reviewing, determining funding for and overseeing our independent auditors and their services. Further, the Audit Committee, to the extent it deems necessary or appropriate, among its several other responsibilities, shall:

•	review and approve all related party transactions, as well as any subsequent modifications thereto, for actual or potential conflict of interest situations on an ongoing basis;

•	review and discuss with appropriate members of our management and the independent auditors our audited financial statements, related accounting and auditing principles, practices and disclosures;

•	review and discuss our audited annual and unaudited quarterly financial statements prior to the filing of such statements;

•
establish procedures for the receipt, retention and treatment of complaints we receive regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding our financial statements or accounting policies;

•
review reports from the independent auditors on all critical accounting policies and practices to be used for our financial statements and discuss with the independent auditor the critical accounting policies and practices used in the financial statements;

•	assist the Enterprise Risk Management Committee in its responsibility for oversight of risk management, including cybersecurity;

•
obtain reports from our management and internal auditors that we and our subsidiaries are in compliance with the applicable legal requirements and our Code of Business Conduct and Ethics, and advise our Board of Directors about these matters; and

•	monitor the adequacy of our operating and internal controls as reported by management and the independent or internal auditors.
We have adopted a policy that requires that all related party transactions be approved by our Audit Committee. In response to an annual questionnaire, we require directors, director nominees and executive officers to submit a description of any current or proposed related party transaction and provides updates during the year. In addition, we will provide the Audit Committee any similar available information with respect to any known transactions with beneficial owners of 5% or more of our voting securities. If management becomes aware of any potential transactions during the year, management presents such transactions for approval by the Audit Committee. In the event management becomes aware of any transaction that was not approved under the policy, management will present the transaction to the Audit Committee for its action as soon as reasonably practicable, which may include termination, amendment or ratification of the transaction. The Audit Committee will approve only those transactions that are in, or are not inconsistent with, the best interests of Maiden and our shareholders, as is determined in good faith in accordance with its business judgment. Unless otherwise indicated below, each of these related party transactions was approved by our Audit Committee.
Mr. Neff is the chairman of our Audit Committee and the other members are Messrs. Lyons and Nigro. All the members of the Audit Committee are independent both under SEC rules and as that term is defined in the listing standards of NASDAQ and NYSE. The Board of Directors has determined that Messrs. Lyons, Neff and Nigro are “audit committee financial experts.”
The Audit Committee has adopted a charter, which is currently available on our website at www.maiden.bm. Information on our website is not incorporated by reference into this report and does not otherwise form a part of this report.
During 2016, the Audit Committee met five times.

REPORT OF THE AUDIT COMMITTEE
The Audit Committee has reviewed and discussed the audited consolidated financial statements of Maiden Holdings, Ltd. with management and the independent auditors for the year ended December 31, 2016. The Audit Committee has discussed with the independent auditors the matters required to be discussed by the Statement on Auditing Standards No. 1301, as adopted by the Public Company Accounting Oversight Board in Rule 3200T.
The Audit Committee has received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board in Rule 3526 regarding the independent auditors' communications with the Audit Committee concerning independence. The Audit Committee has discussed with the independent auditors the independent auditors' independence. The independent auditors and the Company's internal auditors had full access to the Audit Committee, including meetings without management present as needed.
Based on the Audit Committee’s review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company's audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2016 filed with the SEC on March 6, 2017.
Raymond M. Neff, Chairman
Simcha G. Lyons
Steven H. Nigro
Compensation Committee
The Compensation Committee’s responsibilities include, among other responsibilities:

•	reviewing and approving corporate and individual goals and objectives relevant to the compensation of our Chief Executive Officer and other named executive officers;

•
evaluating the performance of our Chief Executive Officer and other executive officers in light of such corporate and individual goals and objectives and, based on that evaluation, together with the other independent directors if directed by the Board of Directors, determining the base salary and bonus of the Chief Executive Officer and other executive officers and reviewing the same on an ongoing basis;

•	reviewing all related party transactions involving compensatory matters;

•
establishing and administering equity-based compensation under the Amended and Restated 2007 Share Incentive Plan (the “Plan”) and any other incentive plans and approving all grants made pursuant to such plans; and

•	making recommendations to our Board of Directors regarding non-employee director compensation and any equity-based compensation plans.
Please refer to the Compensation Discussion and Analysis within this Proxy Statement for additional discussion of our policies and procedures for determining and establishing executive compensation.
Mr. Nigro is the chairman of our Compensation Committee and the other members of our Compensation Committee are Messrs. Neff and Lyons. All the members of the Compensation Committee are independent both under SEC rules and as that term is defined in the listing standards of NASDAQ and NYSE.
The Compensation Committee has adopted a charter. The charter is currently available on our website at www.maiden.bm. Information on our website is not incorporated by reference into this report and does not otherwise form a part of this report.
The Compensation Committee's independent compensation consultant is Mercer (U.S.) Inc. ("Mercer"). Mercer is engaged by, and reports directly to, the Compensation Committee, which has the sole authority to hire or fire Mercer and to approve fee arrangements for work performed. Mercer assists the Compensation Committee in fulfilling its responsibilities under its charter, including advising on proposed compensation packages for executive officers, compensation program design and market practices generally. The Compensation Committee has authorized Mercer to interact with management on behalf of the Compensation Committee, as needed in connection with advising the Compensation Committee. It is the Compensation Committee's policy that the Chairman of the Compensation Committee or the full Compensation Committee pre-approve any additional services provided to management by our independent compensation consultant. In fiscal year 2016, Mercer only did work for the Compensation Committee or its senior management designee. The Compensation Committee has assessed the independence of Mercer pursuant to SEC rules and concluded that Mercer's work for the Compensation Committee does not raise any conflict of interest.
During 2016, the Compensation Committee met three times.

Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee’s responsibilities with respect to assisting our Board of Directors include, among other responsibilities:

•	establishing the criteria for membership on our Board of Directors and certain subsidiaries;

•	reviewing periodically the structure, size and composition of our Board of Directors and making recommendations to the board as to any necessary adjustments;

•	identifying individuals qualified to become directors for recommendation to our Board of Directors;

•	identifying and recommending for appointment to our Board of Directors, directors qualified to fill vacancies on any committee of our Board of Directors;

•
having sole authority to select, retain and terminate any consultant or search firm to identify director candidates and having sole authority to approve the consultant or search firm’s fees and other retention terms;

•
considering matters of corporate governance, developing and recommending to the board a set of corporate governance principles and our Code of Business Conduct and Ethics, as well as recommending to the board any modifications thereto;

•	considering questions of actual or possible conflicts of interest, including related party transactions, of members of our Board of Directors and of senior executives of our Company;

•	developing and recommending to our Board of Directors for its approval an annual board and committee self-evaluation process to determine the effectiveness of their functioning; and

•	exercising oversight of the evaluation of the board, its committees and management.
Mr. Lyons is the chairman of our Nominating and Corporate Governance Committee and the other members are Messrs. Neff and Nigro. All the members of the Nominating and Corporate Governance Committee are independent both under SEC rules and as that term is defined in the listing standards of NASDAQ and NYSE.
In carrying out its function to nominate candidates for election to our Board of Directors, the Nominating and Corporate Governance Committee considers the mix of skills, experience, character, commitment, and diversity of background, all in the context of the requirements of our Board of Directors at that point in time. The Nominating and Corporate Governance Committee interprets diversity to include viewpoints, background, expertise, industry knowledge and geography, as well as more traditional characteristics of diversity, such as race and gender. We believe that the commitment of the Board and the Committee to greater diversity in its governing committees is demonstrated by the current structure of the Board and the varied skills sets of our directors. The Nominating and Corporate Governance Committee believes that each candidate should be an individual who has demonstrated integrity and ethics in such candidate's personal and professional life, has an understanding of elements relevant to the success of a publicly-traded company and has established a record of professional accomplishment in such candidate's chosen field. Each candidate should be prepared to participate fully in Board of Directors activities, including attendance at, and active participation in, meetings of the Board of Directors, and not have other personal or professional commitments that would, in the Nominating and Corporate Governance Committee's judgment, interfere with or limit such candidate's ability to do so. Each candidate should also be prepared to represent the best interests of all of our shareholders and not just one particular constituency. Additionally, in determining whether to recommend a director for re-election, the Nominating and Corporate Governance Committee also considers the director's past attendance at Board of Directors and committee meetings and participation in and contributions to the activities of our Board of Directors.
The Nominating and Corporate Governance Committee considers recommendations for director candidates submitted by shareholders. In order for an individual recommended by a shareholder to be eligible for election as a director and considered by the Nominating and Corporate Governance Committee for the 2018 Annual General Meeting of Shareholders, the Corporate Secretary must receive the shareholder's recommendation not earlier than January 2, 2018, nor later than February 1, 2018, as required by our bye-laws.
A shareholder recommending an individual for election as a director must provide the Nominating and Corporate Governance Committee with the candidate's name, age, principal occupation or employment, background and relationship with the proposing shareholder, share ownership, a brief statement outlining the reasons the candidate would be an effective director and information relevant to the considerations described above. Shareholders should send the required information to the Corporate Secretary, Maiden House, 131 Front Street, Hamilton HM12, Bermuda. The Nominating and Corporate Governance Committee may require further information. Such recommendations must be sent via registered, certified or express mail (or other means that allow the shareholder to determine when the recommendation was received by us). The Corporate Secretary will send any shareholder recommendations to the Nominating and Corporate Governance Committee for consideration at a future committee meeting. Individuals recommended by shareholders in accordance with these procedures will receive the same consideration as other individuals evaluated by the Nominating and Corporate Governance Committee.
On February 21, 2017, the Nominating and Corporate Governance Committee agreed to recommend the present five directors for re-nomination to the Board as well as to maintain the present composition of the various committees of the Board.

The Nominating and Corporate Governance Committee has adopted a charter. The charter is currently available on our website at www.maiden.bm. Information on our website is not incorporated by reference into this report and does not otherwise form a part of this report.
During 2016, the Nominating and Corporate Governance Committee met three times.
Corporate Governance Guidelines and Code of Business Conduct and Ethics
We have adopted corporate governance guidelines and a code of business conduct and ethics that apply to all of our directors, officers and employees. These documents will be made available in print, free of charge, to any shareholder requesting a copy in writing to the Corporate Secretary, Maiden Holdings, Ltd., Maiden House, 131 Front Street, Hamilton HM12 Bermuda. A copy of our Corporate Governance Guidelines and our Code of Business Conduct and Ethics is available on our website at www.maiden.bm. Information on our website is not incorporated by reference into this report and does not otherwise form a part of this report.
Communications with the Board of Directors and Audit Committee
Shareholders and other interested parties may communicate with members of the Board of Directors (either individually or as a body) by addressing the correspondence to that individual or body to The Board of Directors, c/o Chief Financial Officer, Maiden Holdings, Ltd., Maiden House, 131 Front Street, Hamilton HM12, Bermuda or by calling (441) 298-4900.
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires officers, directors and persons who own more than ten (10) percent of a class of equity securities registered pursuant to Section 12 of the Exchange Act to file reports of ownership and changes in ownership with both the SEC and the principal exchange upon which such securities are traded or quoted. Officers, directors and persons holding greater than ten (10) percent of the outstanding shares of a class of Section 12-registered equity securities (“Reporting Persons”) are also required to furnish copies of any such reports filed pursuant to Section 16(a) of the Exchange Act with the Company. Based solely on a review of the copies of such forms furnished to the Company and written representations that no other reports were required, the Company believes that from January 1, 2016 to December 31, 2016 all but one Section 16(a) filing requirements applicable to its Reporting Persons were complied with in a timely manner.
Risk Management Oversight
The Board of Directors has the ultimate oversight responsibility for the risk management function of the Company. The Company has implemented an enterprise-wide approach to risk management and has established an Enterprise Risk Management Committee (the “ERMC”) which consists of members of the Company's executive management. The members of the ERMC include senior executives, including our Chief Executive Officer, Chief Financial Officer, presidents of our major subsidiaries, Chief Actuary, and General Counsel. It also includes senior executives from our other main operating subsidiaries in Bermuda, the United States and Europe. The ERMC oversees the Company's framework for the identification, assessment, measurement, and reporting of and management of exposure to the Company's risk on an enterprise-wide basis. Our Audit Committee receives a quarterly enterprise risk management overview from executive management, which includes updates on areas including operational/strategic risk, financial risk, legal/compliance risk, and emerging risks.
The Audit Committee assists the ERMC in its responsibility for oversight of risk management. In particular, the Audit Committee focuses on major financial risk exposures and the steps management has taken to monitor and control such risks, and discusses with our independent auditor the policies governing the process by which senior management and the various units of the Company assess and manage our financial risk exposure and operational/strategic risk.
The Company has separated the positions of Chief Executive Officer and Chairman of the Board. This separation enhances Board administration and communication, allows for consistent Board leadership and allows the Chief Executive Officer to focus on managing the Company.
Risks Related to Compensation Practices and Policies
Our Compensation Committee has reviewed our material compensation policies and practices applicable to our employees, including our named executive officers, and concluded that these policies and practices do not create risks that are reasonably likely to have a material adverse effect on us. Our Compensation Committee assessed the Company's compensation and benefits programs to determine if the programs' provisions and operations create undesired or unintentional risk of a material nature. We do not have any programs where the ability of a participant may directly affect variability of payout. Rather, we support the use of base salary, performance based compensation, and retirement plans that are generally uniform in design and operation throughout the Company and with all levels of employees.
Based on the foregoing, we believe that our compensation policies and practices do not create inappropriate or unintended significant risk to the Company as a whole. We also believe that our incentive compensation arrangements provide incentives that do not encourage risk-taking beyond our Company's ability to effectively identify and manage significant risks, are compatible with our effective internal controls and our risk management practices, and are supported by the oversight and administration of the Compensation Committee with regard to executive compensation programs.

EXECUTIVE OFFICERS
The table below sets forth the names, ages and positions of our executive officers as of the date of this Proxy Statement:

Name	Age	Position(s)
Arturo M. Raschbaum	61	President and Chief Executive Officer
Karen L. Schmitt	58	Executive Vice President and Chief Financial Officer
Patrick J. Haveron	55	Executive Vice President and President of Maiden Reinsurance Ltd.
Thomas H. Highet	57	President of Maiden Reinsurance North America, Inc.
Lawrence F. Metz	44	Executive Vice President, General Counsel and Secretary
Set forth below are descriptions of the backgrounds of each of our executive officers.
Arturo M. Raschbaum, President and Chief Executive Officer, has served in that role since November 2008. Mr. Raschbaum is also a director of several of our other wholly owned subsidiaries. From 1994 to 2008, Mr. Raschbaum held several leadership positions with GMAC Insurance Holdings, including President of GMAC Insurance and president of GMAC RE and its predecessors. Mr. Raschbaum holds a B.B.A. from the University of Texas at El Paso and attended the Stanford University Executive Program. Mr. Raschbaum serves on the board of governors of the Property Casualty Insurers Association of America, and also serves on the Board of Advisors of the RAND Institute for Civil Justice.
Karen L. Schmitt, Executive Vice President and Chief Financial Officer, has served in those roles since May 2014, and previously served as President of Maiden Reinsurance North America, Inc. and Maiden Specialty Insurance Company from 2009 to 2014. Ms. Schmitt is also a director of several of our wholly owned subsidiaries. From 1999 to 2008, Ms. Schmitt served in various capacities at GMAC RE, including most recently as Chief Operating Officer. Prior to 1999, Ms. Schmitt held positions as Chief Actuary and Senior Vice President at TIG Holdings, Vice President of American Reinsurance, and various positions at Prudential Property and Casualty. Ms. Schmitt holds an M.B.A from the Wharton School of the University of Pennsylvania and a B.S. in Actuarial Science from Lebanon Valley College. She is a Fellow of both the Casualty Actuarial Society (FCAS) and the Canadian Institute of Actuaries (FCIA), a Member of the American Academy of Actuaries (MAAA), a Chartered Enterprise Risk Analyst (CERA), and a Chartered Financial Consultant (ChFC).
Patrick J. Haveron, Executive Vice President, has served in that role since November 2009, and as President of Maiden Reinsurance since February 2014. Mr. Haveron is also a director of several of our wholly owned subsidiaries. From 2004 to 2009, Mr. Haveron was President and Chief Executive Officer of Preserver Group, Inc., a publicly-traded property and casualty insurer, after having served in a variety of financial and executive leadership roles since 1988. Mr. Haveron was also Senior Vice President and Chief Operating Officer of Tower Group, Inc., a publicly-traded property and casualty insurer, from 2007 to 2009 after its acquisition of Preserver in 2007. Mr. Haveron has previously served on the board of governors of the Property Casualty Insurers Association of America, and holds a B.S. from the University of Scranton.
Thomas H. Highet, President of Maiden Reinsurance North America, Inc. ("MRNA"), has served in that role since May 2014 and previously served as its Executive Vice President. Mr. Highet, director of MRNA since 2008, is also a director of several of our wholly owned U.S. subsidiaries. Mr. Highet, who joined Maiden Re Insurance Services, LLC (formerly GMAC RE) in 1988, has over 30 years of reinsurance experience. He previously held positions with PMA Re, Metropolitan Re and AFIA. Mr. Highet graduated from Stevens Institute of Technology with a Bachelor of Science. He is an Associate of the Casualty Actuarial Society and a Member of the American Academy of Actuaries.
Lawrence F. Metz, Executive Vice President, General Counsel and Secretary, has served in that role since June 2009 (Mr. Metz was promoted from Senior Vice President to Executive Vice President in February 2016). Mr. Metz is also a director and secretary of several of our wholly owned subsidiaries. From 2007 to 2009, Mr. Metz served as Vice President, General Counsel - US Operations and Assistant Secretary of AmTrust. From 2004 to 2007, Mr. Metz served as Vice President, General Counsel and Secretary of a publicly-traded provider of information management and business process optimization solutions. Mr. Metz holds a B.S. from the University of Wisconsin - Madison and a J.D. from Fordham University School of Law, and is a member of the Bar of the Supreme Court of the United States, the New Jersey State Bar Association and the New York State Bar Association. Mr. Metz serves as the Vice Chair of the Legal Subcommittee of the Legal and Government Affairs Committee of the Property Casualty Insurers Association of America, and also serves on the Board of Advisors of the RAND Center for Corporate Ethics and Governance.

COMPENSATION DISCUSSION AND ANALYSIS
The material elements of our compensation philosophy, strategy and plans are discussed below. The Compensation Committee is responsible for establishing, implementing and monitoring our compensation programs, philosophy and objectives.
Overview
The objectives of our executive compensation policy will be to retain those executives whom we believe will be essential to our growth, to attract other talented and dedicated executives and to motivate each of our executives to develop our overall profitability. To achieve these goals, we intend to offer each executive an overall compensation package that is competitive, and a substantial portion of which will be tied to the achievement of specific performance objectives. Our overall strategy is to compensate our named executive officers with a mix of cash compensation, in the form of base salary and bonus, and equity compensation, in the form of share options, restricted share and restricted share unit awards.
The Company, and separately the Compensation Committee, utilized industry competitive executive compensation data provided by our compensation consultant, Mercer, and the reinsurance industry surveys of Towers Watson Data Services, Property and Casualty Reinsurance Compensation Survey and the PWC Bermuda International Business Compensation Survey for the Insurance and Reinsurance Industry to analyze the competitive compensation elements of base salary, long term and annual incentives, total direct compensation and Bermuda benefits for our named executive officers and other company executives. Mr. Raschbaum is involved in making recommendations to the Compensation Committee regarding the compensation arrangements for other executives. The above factors all directly assisted the Compensation Committee to determine fair compensation for the CEO and the other named executive officers.
We have entered into employment agreements with each of our named executive officers.
Executive Compensation
We believe that the Company's compensation packages provide a reasonable arrangement of pay elements that align executive incentives with the creation of shareholder value, and bonuses and share-based awards that are dependent on, and strictly tied to, the Company's performance and paid upon the achievement of business goals and key business metrics. Our executive compensation policy includes the following fixed and variable elements:
Fixed Compensation
Salary.  The base salaries provided to our named executive officers are designed to deliver an annual salary at a level consistent with individual experience, skills and contributions to the Company, and are consistent with levels paid by direct and indirect competitors in the reinsurance marketplace. The Compensation Committee generally establishes executive officer base salaries at base compensation levels consistent with benchmark compensation levels for executives with similar job responsibilities at select peer group companies as reported by independent compensation surveys. The annual base salary of each of the named executive officers is set in each of their employment agreements and is reviewed on an annual basis. The Compensation Committee determines the CEO's compensation after consultation with each director on the Board of Directors as well as the Company's outside compensation consultant, and reviews the recommendations of the CEO concerning the compensation of the other named executive officers and makes determinations with respect thereto. In February 2017, the Compensation Committee chose to maintain the base salary of each of the named executive officers.
Benefits.  The Company seeks to provide benefit plans, such as health and welfare programs to provide life insurance, 401(k), health and disability benefits to our employees, in line with applicable market conditions. These health and welfare plans help ensure that the Company has a productive and focused workforce through reliable and competitive health and other benefits. The named executive officers are eligible for the same benefit plans provided to all other employees local to the entity in which they operate.
The Company provides certain of our named executive officers with other benefits that the Company and the Compensation Committee believe are reasonable and consistent with its overall compensation program to better enable the Company to attract and retain key employees. These benefits are specified in our named executive officers' employment agreements. Many of these benefits relate to those executives, such as Mr. Raschbaum, Ms. Schmitt and Mr. Haveron, who reside and/or work in Bermuda and are typical of such benefits provided to expatriates in Bermuda. Examples of these benefits for Bermuda-based expatriates include housing, commuting and tax gross up allowances. These benefits are described under “Summary Compensation Table” and “Employment Agreements” below.
Variable Compensation
Summary of Bonus Determinations.  At the beginning of each year, our Compensation Committee sets an aggregate target bonus pool for all employees for the upcoming year, which constitutes the sum of the individual bonuses at target performance for each employee. Individual bonus targets for named executive officers are set by the Compensation Committee and reflect both the judgments of the Compensation Committee and their review of industry benchmarks, as well as the recommendation of the CEO. For the balance of eligible employees, these targets are established by management using similar benchmarking along with management judgment. The Compensation Committee also sets targets for each of the key company performance metrics that will guide its determination of what percentage of the aggregate target bonus pool it will fund at the end of the year, which ranges from

0% to 200% of the aggregate target depending upon results. The Compensation Committee retains discretion to adjust the performance metrics at the end of the year based on developments in the industry and at the Company. After the year is completed, the Compensation Committee determines the aggregate size of the Company's bonus pool for the preceding year based on the Company's performance, and then determines the manner in which the pool will be distributed and granted to the named executive officers, based on the methodology described below, which includes discretion to recognize subjective elements of individual performance and contributions. For our named executive officers and all employees, individual awards are based on performance against specific defined goals.
Our bonus policy awards each named executive officer (except for the chief executive officer whose bonus is determined as described below) for his or her individual contribution to our profits for the fiscal year via our annual incentive plan (“AIP”). The AIP targets are determined by the Compensation Committee and reward the achievement of certain objective measurable company-wide performance metrics and preset individual performance metrics, which the Compensation Committee maintains complete discretion to adjust. We believe that the policy of paying a bonus helps us attract qualified employees and provides an additional incentive for individuals to join our Company.
Upon recommendation of the CEO of individual performance, the Compensation Committee considered the following specific factors, among others, when considering the annual incentive awards to the non-CEO named executive officers:
The Compensation Committee determined that Ms. Schmitt contributed to the Company, among other reasons, with support of business targets, effective management of key rating agency and regulatory constituencies, her work with analysts and investors, optimizing capital efficiency and effectiveness including developing appropriate replacement for callable bonds, and identification and prioritization of cost savings initiatives focused on reducing absolute level of expenses across the Company.
The Compensation Committee determined that Mr. Haveron contributed to the Company by, among other reasons, successfully rolling out Maiden Capital Solutions model in Europe, working with IRC and corporate development, developing quality submissions in Europe from defined target market insurers, leading a geographically and culturally diverse team in implementation of new business initiatives, and development of progression/succession plan for international insurance activity.
The Compensation Committee determined that Mr. Highet contributed to the Company by, among other reasons, growing the underwriting portfolio in a difficult environment, establishing capital solutions activity, completing realignment of U.S. claims department, providing leadership in new system development process, strengthening the technical underwriting skills of underwriting staff, and increase in active client count.
The Compensation Committee determined that Mr. Metz contributed to the Company by, among other reasons, actively supporting achievement of key business goals, strengthening performance management process, developing high potential candidate process, management of key litigation, working with key functional leads to simplify, reinforce and audit compliance with employee policies and guidelines, ensuring reinsurance contracts include up to date state-of-the-art language, formalizing intern program, and ensuring full compliance with all regulatory and legal requirements and regulations.
CEO annual incentive award.  The Compensation Committee determined that the CEO's target bonus would be contingent on the achievement of objective Company performance metrics and the subjective assessment of the Compensation Committee. The Compensation Committee considers the CEO's critical management and leadership accomplishments and the CEO's effectiveness in developing and implementing the following subjective standards:

•	Managing Maiden's overall business and operating strategy;

•	Refinancing $110 million Senior Notes which reduced the cost of capital;

•	Overseeing the implementation of cost savings initiatives focused on reducing absolute level of expenses across Maiden;

•	Continuing the enhancement of an effective risk management framework for the Company; and

•	Maintaining an effective working relationship with the Board of Directors and shareholders.
The Compensation Committee had previously received a top level benchmarking analysis of CEO compensation from its outside compensation consultant, focusing in particular on other Bermuda reinsurance companies. Such analysis concluded that Mr. Raschbaum's compensation was within the range of cash compensation of similarly situated CEOs. As a result of the foregoing accomplishments in 2016, but adjusted for the business performance metrics described below, Mr. Raschbaum, who was targeted to receive 100% of his base compensation, was granted a cash incentive grant by the Committee of $460,000.

Annual incentive plan ("AIP"). Our AIP is designed to reward our employees based on achieving targets in the four performance areas:
•targeted operating return on equity;
•achievement of combined ratio objectives;
•growth in written premium; and
•controlling expenses.
All of our employees are eligible to earn annual incentive compensation. Our annual incentive compensation is normally paid in February or March for the prior year's performance, and approval by the Compensation Committee is required. An aggregate bonus pool target is established each year, based on the sum of all of the individual employee target bonus amounts. Employee targeted bonus amounts are determined by the employee's position and benchmarked with other reinsurance companies' positions based on information from various independent annual surveys and services. Individual awards are further adjusted to reflect performance against personal objectives.
The actual amount of the annual incentive pool is at the complete discretion of the Compensation Committee and was based for fiscal year 2016 on achieving the following performance metrics: operating return on beginning common equity (40% of the annual incentive calculation); combined ratio target (30%); revenue growth (20%); and operating expense targets (10%). The Compensation Committee maintains complete discretion to modify the performance metrics based on developments in the industry, in the market and the Company during the year. Beginning in 2016, the Compensation Committee amended the annual incentive payout guidelines to reflect performance levels achieved below 100% to generally result in the actual performance percentage applied to the targeted annual incentive pool to be awarded. Generally for performance levels at 150% and above target performance, the annual incentive bonus pool would be capped at 200% of the targeted annual incentive pool.
Operating return on beginning common equity.  Operating return on beginning common equity ("OROE") as a measure of performance is highly correlated to market value and ultimately the creation of shareholder value. As a measurement, it is a proxy for the relationship between net income and the book value of the Company. The Compensation Committee in consultation with the CEO establishes annual bonus target levels that are consistent with the objective of ultimately achieving a medium term goal of 15% annual OROE.
Combined ratio.  Underwriting profit is a critical component of operating performance and the combined ratio reflects the margin by which insurance earned revenues exceed operating costs and reinsured losses. The Company utilizes this metric to evaluate its underwriting effectiveness on a contract and aggregate portfolio basis. This metric is also measured at the underwriting team level and ultimately impacts individual compensation. For Maiden, the group’s ultimate, long-term target objective is a 96.0%, or lower, combined ratio; however, the annual target reflects factors such as business mix and market conditions.
Revenue growth rate.  While the reinsurance sector is a mature market with pronounced underwriting cycles that reflect the competitive nature of the market, over time, our Board of Directors and our Compensation Committee believe that the Company's competitive advantages should enable the Company to grow at a level in excess of the broader industry growth trends. While this metric is an important measure of the effectiveness of the Company's business model and market acceptance, it receives a significantly lower weighting than OROE and combined ratio in recognition of the fact that Maiden emphasizes that profitability is more important than growth.
Operating expense.  Reflecting the mature market dynamics of the reinsurance sector, a critical element of Maiden's business model is operating efficiency. We target the maintenance of operating expense relativities (operating expenses measured against net earned premium) within the most efficient quartile among industry participants of operating efficiency on an annual basis. Our Board of Directors and Compensation Committee believe that loss costs being equal, the relative operational efficiency of our Company can further differentiate it in both profit margin and cost competitiveness. The Compensation Committee establishes this metric on an annual basis based on the business plan developed by management.
The AIP performance targets for the 2016 fiscal year, adopted by the Compensation Committee in February 2016, were a 13.50% OROE, 98.00% combined ratio, 10.00% revenue growth and an achievement of targeted operating expense levels of 2.65%. The following chart compares the target and the actual figures attained by the Company and the resulting percentage of business performance versus the AIP metrics:

Business Performance Metric	Weight	2016 Target	2016 Actual Performance	2016 Calculated Payout
OROE	40.00%	13.50%	1.60%	11.85%
Combined Ratio	30.00%	98.00%	103.20%	—%
Revenue Growth(1)	20.00%	10.00%	6.30%	63.00%
Operating Expenses	10.00%	2.65%	2.60%	101.89%
Total	100.00%			27.72%

(1)
Revenue growth calculation based on (2016 total net premiums written minus 2015 total net premiums written)/2015 total net premiums written. Revenue growth was adjusted to remove impact of Q4 2015 commutation with AmTrust.

Based on the Company's performance achieved, the aggregate bonus pool calculated to 27.72%. The aggregate bonus pool maximum target (not including the named executive officers) established for the 2016 fiscal year was accrued for in the Company’s fiscal 2016 financial statements. For employees other than the named executive officers, executive management has discretion to determine the actual incentive compensation paid, which can range from 0% to 200% of the employees’ targeted annual incentive compensation based on the employees’ individual performance for the year. The total annual incentive compensation paid cannot exceed the aggregate pool approved by the Compensation Committee.
The Compensation Committee determines the actual annual incentive compensation for each named executive officer based on the corporate performance against the AIP performance targets, as referenced above for 2016, and his/her individual contribution to the achievement of the resulting performance. The Committee relied upon the benchmarking surveys from outside compensation consultants, as well as the recommendations from the entire Board of Directors and the CEO when determining and approving the annual incentive awards of the non-CEO named executive officers. The annual incentive awards are calculated based upon a target percentage of base salary. The Compensation Committee considered the specific factors listed in this CD&A for the CEO and the other named executive officers.
Based on the foregoing and the CEO’s overall assessment of their performance, (1) Ms. Schmitt, who was targeted to receive 100% of her base compensation, was granted 29.1% of her target award, or $174,510 in cash; (2) Mr. Haveron, who was targeted to receive 75% of his base compensation, was granted 27.7% of his target award, or $104,207 in cash; (3) Mr. Highet, who was targeted to receive 75% of his base compensation, was granted 20.8% of his target award, or $70,116 in cash; and (4) Mr. Metz, who was targeted to receive 50% of his base compensation, was granted 36.0% of his target award, or $83,165 in cash. In addition, the Compensation Committee approved the increase in the annual incentive individual target percentage for Mr. Metz to 75%.
Further in February 2017, the Compensation Committee unanimously approved the metrics for the 2017 AIP, which were adjusted from the 2016 AIP consistent with other similarly situated reinsurance companies, as well as for other reasons, including changes in the operating environment, the current investment yield environment and maintaining a conservative investment portfolio. The 2017 AIP metrics are detailed in the following table:

Business Performance Metric	Weight	2017 Target
OROE	40.00%	13.00%
Combined Ratio	30.00%	99.00%
Revenue Growth	20.00%	10.00%
Operating Expenses	10.00%	2.97%
Total	100.00%
The 2017 AIP will be awarded based on the funding level. The Compensation Committee reviewed the calculation methodology for the AIP to reflect the payout % per corporate metric to equal the actual performance % of each metric achieved for performance below 100%. This eliminates the caveat of no performance payout below the level of 75% performance. Additionally, specific 2017 business objectives have been established for each named executive officer.
Long-Term Incentive Compensation.  We believe that the use of share-based awards and options to purchase common shares offers the best approach to achieving our compensation goals as equity ownership ties a considerable portion of a named executive officer's compensation to the performance of our common shares. Our emphasis on long-term variable compensation at the senior executive levels demonstrates our desire to reward effective long-term management decision making and provide the named executive officers and other senior leaders with a future interest in the Company. In November 2014, the Compensation Committee reissued share ownership guidelines for our named executive officers and other senior leaders of the Company. Long-term incentive compensation, which potentially expires in the event of the departure of an executive from the employ of the Company, has the ability to retain valuable executive talent within the organization. The Plan provides the principal method for our named executive officers and other senior leaders to acquire equity interests in the Company.
Long Term Incentive Plan ("LTIP").  The long term incentive plan was approved by the Compensation Committee and implemented in March 2011. The program design is based on objective review and recommendations from our compensation consultant, utilizing industry survey data and proxy details to establish benchmark compensation levels. Compensation levels are targeted at industry medians and adjusted for factors such as experience, time in position, responsibility levels and historical compensation levels. For each non-CEO grant, performance is measured over a three-year performance period with 100% vesting at the end of the three year period assuming performance criteria have been met. The plan includes all the named executive officers and other senior leaders.
It is intended that long term incentive compensation will be delivered each February or March for the prior year's performance by the Compensation Committee. The CEO is awarded restricted share units based upon the completion of critical objectives, leadership performance and broad strategic business decisions, which are assigned and evaluated by the Compensation Committee and/or the Board of Directors. Non-CEO named executive officers and other senior leaders are granted performance based restricted share units, 50% of which granted based upon the achievement of corporate performance targets (described below) for a three year performance cycle, and 50% granted based upon each executive's individual performance during the three year cycle. Performance criteria will be based on our long-term core business objectives of 15% OROE, 96.00% combined ratio, growth rate of 10% and expenses relativities at budgeted levels. The corporate performance targets for the long term incentive plan are established annually by the Compensation Committee. The long term incentive compensation opportunity for each participant is determined based upon an individual long term incentive target percentage of that employee's base salary as of the grant date of the award applying the closing price on NASDAQ of our common shares on the date of grant to calculate the number of restricted share units issued.
As previously reported, the Compensation Committee also awarded performance based restricted share units to the non-CEO named executive officers and other senior leaders for the 2012-14, 2013-15, 2014-16, 2015-17 and 2016-2018 performance periods. The following chart compares the target and the actual figures attained by the Company and the resulting percentage of business performance versus the 2014-2016 LTIP metrics:

Business Performance Metric	Weight	2014-16 Target	2014-16 Actual as % of Target	2014-16 Calculated Payout
OROE	40.00%	13.75%	65.26%	26.10%
Combined Ratio	30.00%	97.00%	30.00%	9.00%
Revenue Growth	20.00%	10.00%	114.07%	25.60%
Operating Expenses	10.00%	2.90%	107.59%	11.50%
Total	100.00%			72.20%
Performance based long term incentive awards were granted to the non-CEO named executive officers and other senior leaders for the 2017-19 performance period. The long-term incentive plan performance targets for the 2017-19 period, adopted by the Compensation Committee in February 2017 are detailed in the following table:

Business Performance Metric	Weight	2017-19 Target
OROE	40.00%	14.50%
Combined Ratio	30.00%	99.00%
Revenue Growth	20.00%	10.00%
Operating Expenses	10.00%	2.75%
Total	100.00%
The long term incentive compensation granted to the non-CEO named executive officers for the 2017-19 period were (1) $390,000 of restricted share units for Ms. Schmitt (65% of her 2017 base salary), (2) $250,800 of restricted share units for Mr. Haveron (50% of his 2017 base salary), (3) $225,000 of restricted share units for Mr. Highet (50% of his 2017 base salary), and (4) $230,950 of restricted share units for Mr. Metz (50% of his 2017 base salary). For these performance based grants to the non-CEO named executive officers, the actual value of these units will be determined at the end of the three year valuation period (end of 2019) and settled based on actual performance relative to the targets referenced above.
Discretionary Awards. Pursuant to the Plan, the Compensation Committee may, in its complete discretion, distribute restricted share or other awards in recognition of top performance or to help retain key employees, among other reasons. Upon entrance into the LTIP, select senior leaders may face a gap of award during the first performance cycle which would be scheduled for a payout based upon performance after three years. To address such gap, the Compensation Committee may choose to make discretionary restricted share grants to select senior leaders for the retention of our most important leadership talent and in recognition of their contributions toward the profitability of the Company. These restricted share grants are intended to act as long term incentive awards, vesting 50% on the first year anniversary of the grant and 50% on the second year anniversary of the grant. The closing price on NASDAQ of our common shares on the date of grant is used to determine the number of restricted shares issued.
Share Options.  We believe awarding our employees with options to purchase our common shares align employee incentives with shareholders because options increase in value only as the Company's share price increases over time. The Plan is intended to award our employees and named executive officers with proprietary interests in the Company and to provide an additional incentive to promote our success and to remain in our service. The Plan authorizes us to grant incentive share options, non-qualified share options, restricted share units and restricted share awards to our employees, officers, directors and consultants. Our Compensation Committee oversees the administration of the Plan. 10,000,000 of our common shares are reserved for issuance under the Plan, of which no more than 2,500,000 (25% of the total number of shares currently authorized for issuance under the Plan) may be used for restricted share awards. As of December 31, 2016, there are an aggregate of 1,684,089 options outstanding to purchase common shares and 1,011,109 outstanding restricted share awards that have been awarded to our senior executives, non-employee directors, employees and other persons. The Compensation Committee awards share options based on its evaluation of an individual's contribution to the Company's overall success.
Options granted to Mr. Raschbaum, Ms. Schmitt, Mr. Haveron, Mr. Highet and Mr. Metz, along with any other grant under the Plan, is at the complete discretion of the Compensation Committee (except for those contractually-provided for via approval by the Compensation Committee).

Retirement Plan.  We do not provide either a qualified or non-qualified pension plan for our named executive officers.
Change in Control and Severance Arrangements.  We do not maintain change in control agreements with any of our named executive officers. We do not provide any severance benefits other than as may be provided in an executive's employment agreement.
At our 2014 Annual General Meeting of Shareholders, the common shareholders cast their votes in support of the Board of Directors' recommendations on the advisory votes regarding the compensation of our named executive officers and the frequency of voting on executive compensation once every three years. Based on the favorable response we received from our shareholders on the advisory votes, the Board intends to continue its current compensation practices which link executive pay to Company performance and hold advisory votes on executive compensation once every three years.
COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with executive management. Based on its review, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Steven H. Nigro, Chairman
Simcha G. Lyons
Raymond M. Neff

2016 SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary	Bonus(1)	Stock Awards		Option Awards	Non-Equity Incentive Plan Compensation(2)	All Other Compensation		Total
Arturo M. Raschbaum President and Chief Executive Officer	2016	$1,000,000	$460,000	$1,000,000	(3)	$—	$—	$217,423	(4)	$2,677,423
	2015	$1,000,000	$500,000	$900,000	(3)	$—	$—	$395,377	(4)	$2,795,377
	2014	$1,000,000	$1,000,000	$800,000	(3)	$—	$—	$272,994	(4)	$3,072,994
Karen L. Schmitt Chief Financial Officer	2016	$600,000	$—	$390,000	(5)	$—	$174,510	$338,560	(6)	$1,503,070
	2015	$600,000	$—	$601,000	(7)	$—	$510,000	$349,355	(6)	$2,060,355
	2014	$600,000	$—	$467,894	(8)	$—	$500,000	$138,802	(6)	$1,706,696
Patrick J. Haveron President, Maiden Reinsurance	2016	$501,600	$—	$250,800	(5)	$—	$104,207	$268,390	(6)	$1,124,997
	2015	$501,600	$—	$382,597	(7)	$—	$263,340	$413,155	(6)	$1,560,692
	2014	$501,600	$—	$305,800	(8)	$—	$314,000	$98,837	(6)	$1,220,237
Thomas H. Highet President, Maiden Reinsurance North America	2016	$450,000	$—	$225,000	(5)	$—	$70,116	$12,391	(9)	$757,507
	2015	$450,000	$—	$225,000	(10)	$—	$168,750	$13,439	(11)	$857,189
	2014	$450,000	$—	$261,702	(8)	$—	$359,944	$15,270	(11)	$1,086,916
Lawrence F. Metz Executive Vice President, General Counsel and Secretary	2016	$461,899	$—	$230,950	(5)	$—	$83,165	$14,202	(12)	$790,216
	2015	$419,909	$—	$167,963	(10)	$—	$167,963	$15,023	(12)	$770,858
	2014	$392,438	$—	$191,100	(8)	$—	$186,016	$17,094	(12)	$786,648

(1)	Amount shown reflects discretionary cash awards for Executive's performance during that year paid in the first quarter of the following year.

(2)	Represents cash awards earned for performance in accordance with the Annual Incentive Plan and reported in the Compensation and Management Discussion.

(3)
Amount shown reflects the grant date fair market value of restricted share units granted to Mr. Raschbaum. The 2014, 2015 and 2016 restricted share units vest one third on the first anniversary of grant, one third on the second anniversary of grant and one third on the third anniversary of grant.

(4)	Amount shown reflects payments related to the costs of commuting to our office in Bermuda and associated lodging expenses, tax equalization, life insurance, and Bermuda social insurance.

(5)
Represents the aggregate grant date fair market value of performance based restricted share unit awards granted to the named executive officer as determined in accordance with Accounting Standards Codification Topic No. 718, "Compensation Stock Discussion," using the assumptions described in Note 14 to the Financial Statements included in our Annual Report on Form 10-K filed with the SEC. The value of the performance based restricted shares at grant date fair market value for Ms. Schmitt was $390,000, Mr. Haveron was $250,800, Mr. Highet was $225,000 and Mr. Metz was $230,950. At maximum plan performance, the performance based restricted share units would be estimated at 200% value of the grant date fair market value variable to the fair market value of common shares as of the settlement date.

(6)
Amount shown reflects payments related to the costs of commuting to our office in Bermuda and associated lodging expenses, tax equalization, life insurance, Bermuda social insurance, car allowance and paid dividends for unvested restricted shares.

(7)
Represents the aggregate grant date fair market value of performance based and non-performance based restricted share unit awards granted to named executive officers Ms. Schmitt and Mr. Haveron as determined in accordance with Accounting Standards Codification Topic No. 718, "Compensation Stock Discussion," using the assumptions described in Note 14 to the Financial Statements included in our Annual Report on Form 10-K filed with the SEC. The value of the performance based restricted shares at grant date fair market value for Ms. Schmitt was $390,000 and Mr. Haveron was $250,800. At maximum plan performance, the performance based restricted share units would be estimated at 200% value of the grant date fair market value variable to the fair market value of common shares as of the settlement date. At the discretion of the Board, a portion of Ms. Schmitt's and Mr. Haveron's 2014 annual incentive plan award approved in the first quarter of 2015 was granted to them in the form of non-performance based restricted share units. The non-performance based restricted share units granted are subject to a three year vesting with one third vested on the first anniversary of the grant date, one third on the second anniversary of the grant date and the remaining on the third anniversary of the grant date. The non-performance restricted share units were awarded with voting and dividend rights. The value of the non-performance based restricted shares units at grant date fair market value for Ms. Schmitt was $211,000 and Mr. Haveron was $131,797.

(8)
Represents the aggregate grant date fair market value of performance based restricted share unit awards and restricted share awards granted to the named executive officer as determined in accordance with Accounting Standards Codification Topic No. 718, "Compensation Stock Discussion," using the assumptions described in Note 14 to the Financial Statements included in our Annual Report on Form 10-K filed with the SEC. The value of the performance based restricted shares at grant date fair market value for Ms. Schmitt was $390,000, Mr. Haveron was $250,800, Mr. Highet was $225,000 and Mr. Metz was $156,975. At maximum plan performance the performance based restricted share units would be estimated at 200% value of the grant date fair market value variable to the fair market value of common shares as of the settlement date. The restricted shares granted are subject to a two year vesting with 50% vested on January 1, 2015 and the remaining 50% granted on January 1, 2016. The restricted share grants were awarded with voting and dividend rights. The value of the restricted shares at grant date fair market value for Ms. Schmitt was $77,894, Mr. Haveron was $55,000, Mr. Highet was $36,702 and Mr. Metz was $34,125.

(9)	Amount shown reflects payments related to life insurance and car allowance.

(10)
Represents the aggregate grant date fair market value of performance based restricted share unit awards granted to the named executive officer as determined in accordance with Accounting Standards Codification Topic No. 718, "Compensation Stock Discussion," using the assumptions described in Note 14 to the Financial Statements included in our Annual Report on Form 10-K filed with the SEC. The value of the performance based restricted shares at grant date fair market value for Mr. Highet was $225,000 and Mr. Metz was $167,963. At maximum plan performance, the performance based restricted share units would be estimated at 200% value of the grant date fair market value variable to the fair market value of common shares as of the settlement date.

(11)	Amount shown reflects payments related to life insurance, car allowance, and paid dividends for unvested restricted shares.

(12)	Amount shown reflects payments related to life insurance, car allowance, executive physical and paid dividends for unvested restricted shares.

GRANTS OF PLAN-BASED AWARDS IN 2016

		Estimated Future Payouts Under Equity Incentive Plan Awards		All Other Stock Awards:
Name	Grant Date	Target (#)	Maximum (#)	Number of Shares of Stock Units and Restricted Shares (#)	Grant Date Fair Value of Stock Awards (1)
Arturo M. Raschbaum	February 15, 2016	—	—	75,988	$1,000,000
Karen L. Schmitt	February 15, 2016	29,635	59,270	—	$390,000
Patrick J. Haveron	February 15, 2016	19,058	38,116	—	$250,800
Thomas H. Highet	February 15, 2016	17,097	34,194	—	$225,000
Lawrence F. Metz	February 15, 2016	17,549	35,098	—	$230,950

(1)
Represents the aggregate grant date fair value of option awards, restricted shares and restricted share unit awards granted to our named executive officers as determined in accordance with ASC 718 using the assumptions described in Note 14 to the Financial Statements included in our Annual Report on Form 10-K for the fiscal year 2016.

Employment Agreements
Arturo M. Raschbaum, Karen L. Schmitt, Patrick J. Haveron, Thomas H. Highet and Lawrence F. Metz
We have entered into employment agreements effective November 1, 2011 with Mr. Raschbaum, Ms. Schmitt, Mr. Haveron, Mr. Highet and Mr. Metz. Each employment agreement is virtually the same for these five individuals except for salary and title. Below is a summary of the key terms of these employment agreements. We do not currently maintain key man life insurance policies with respect to any of our senior management.
These agreements automatically renewed in 2014, and the three year term of the employment agreements ends on October 31, 2017 unless terminated earlier pursuant to the terms of the employment agreement. The employment agreement will automatically renew for successive three year periods unless the Company or the respective employee provides 90 days' notice of its or his intention not to renew the employment agreement. Mr. Raschbaum, Ms. Schmitt and Mr. Haveron receive housing and commuting allowances regarding their working time in Bermuda.
Under the employment agreements, we are able to terminate each executive's employment at any time for “cause” and, upon such an event, we will have no further compensation or benefit obligation to such executive after the date of termination. Cause is defined in the agreement as (i) a material breach of the employment agreement by the executive, but only if such breach is not cured within 30 days following written notice by the Company to the executive of such breach, assuming such breach may be cured; (ii) conviction of any act or course of conduct involving moral turpitude; or (iii) engagement in any willful act or willful course of conduct constituting an abuse of office or authority that significantly and adversely affects our business or reputation. No act, failure to act or course of conduct on the executive's part will be considered willful unless done, or omitted to be done, by him not in good faith and without reasonable belief that his action, omission or course of conduct was in our best interests.
Under the employment agreements, the executives have agreed to keep confidential all information regarding the Company that he or she receives during the term of employment and thereafter. Each executive also agreed that during the term of employment and for a two-year period beginning upon termination of the employment, he or she will not solicit any of our customers with whom he had dealings or senior employees or solicit any entity that he or she knows has been contacted by us regarding a possible acquisition by us for purposes of acquiring that entity. Each executive has also agreed to a non-compete provision of one year from the date of termination of the agreement, and a non-solicitation of clients and employees for two years from the date of termination of the agreement.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2016

The following table sets forth the option and stock awards held by the named executive officers as of December 31, 2016:

	Option Awards			Share Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested Unexercised(2)	Market Value of Shares or Units of Stock That Have Not Vested (3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (3)
Arturo M. Raschbaum	229,514	$3.28	11/12/2018	23,433	$408,906
	333,333	$7.25	11/12/2019	43,197	$753,788
	333,333	$7.85	11/12/2020	75,988	$1,325,991
Karen L. Schmitt	60,200	$4.45	2/24/2019			10,128	(4)
	50,000	$7.25	3/4/2020			33,904	(5)
						28,078	(5)
						29,635	(5)
Patrick J. Haveron	30,000	$7.25	3/4/2020			6,326	(4)
						22,039	(5)
						18,056	(5)
						19,058	(5)
Thomas H. Highet	938	$7.25	3/4/2020			19,383	(5)
						16,199	(5)
						17,097	(5)
Lawrence F. Metz	8,000	$5.11	6/1/2019			13,794	(5)
	50,000	$7.25	3/4/2020			12,092	(5)
						17,549	(5)

(1)
Under the Plan, 25% of the options will become exercisable on the first anniversary of the grant, with an additional 6.25% of the options vesting each quarter thereafter based on the executive's continued employment over a four-year period.

(2)	The restricted share units granted to Mr. Raschbaum vest one-third on the first anniversary of grant, one-third on the second anniversary of grant, and one-third on the third anniversary of grant.

(3)	To calculate the value in this column, the closing price of the Company's final trading day of fiscal 2016 on NASDAQ on December 31, 2016 of $17.45 was used.

(4)	These non-performance based restricted share units granted shall vest one-third each year for three years on the anniversary of the grant date.

(5)
These restricted share units shall vest based upon the achievement of performance criteria relating to return on equity, combined ratio, revenue growth and operating expense during the respective performance period assigned to such grant (usually three years). The target award listed in this column represent 100% of the target award, and 0% to 200% of such target award may vest depending upon the degree to which the performance targets are met.

OPTION EXERCISES AND STOCK VESTED IN 2016
With respect to our named executive officers, this table shows the stock options exercised by such officers during 2016 (disclosed under the “Option Awards” columns). The dollar value reflects the total pre-tax value realized by such officers, not the grant-date fair value or recognized compensation expense disclosed elsewhere in this proxy statement. Value from these option exercises were only realized to the extent our stock price increased relative to the stock price at grant (exercise price). This table also shows the stock awards paid out under the grants made by the Compensation Committee in February 2016.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting		Value Realized on Vesting
Arturo M. Raschbaum	—	$—	94,932		$1,265,592
Karen L. Schmitt	—	$—	37,528		$500,870
Patrick J. Haveron	—	$—	26,086		$348,152
Thomas H. Highet	—	$—	15,296	(1)	$204,116
Lawrence F. Metz	2,000	$24,780	14,223	(2)	$185,850

(1)	Does not include an additional 5,966 common share disposition resulting from withholding of securities for the payment of tax liability.

(2)	Does not include an additional 5,584 common share disposition resulting from withholding of securities for the payment of tax liability.
PENSION BENEFITS AND NON-QUALIFIED DEFERRED COMPENSATION
We do not have any qualified or non-qualified defined benefit plans.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL
We do not maintain change in control agreements with any of our named executive officers and none of our equity awards vest upon a change in control of the Company. We do not provide for severance benefits for any of our named executive officers.
DIRECTOR COMPENSATION FOR 2016
In 2016, we paid an annual retainer of $100,000 to each non-employee director of the Company. We also reimbursed our directors for reasonable expenses they incur in attending meetings of the Board of Directors or any of its committees. Directors may also be eligible in the future for awards under the Plan. Employee directors received no compensation for service on the Board of Directors or any board committee. For his service as Lead Independent Director, Mr. Nigro will receive an additional $20,000 annually.
Each director received a grant of 6,000 options in June 2016. These options will vest on the first anniversary of the grant. After approval by the Compensation Committee in August 2016, it is our intention that, on or around June 1 of each year starting in 2017, each non-employee director will receive an annual grant of 6,000 restricted shares which will vest on the first anniversary of the grant. For his service as Lead Independent Director, Mr. Nigro will receive an additional annual grant of 1,000 restricted shares.
Mr. Zyskind has never accepted a retainer, any Board of Directors or committee fees or any options or other equity-based awards for his service as non-executive Chairman of our Board of Directors.
The following table provides the amount of compensation paid to the non-employee directors of the Company for 2016:

Name	Fees Earned or Paid in Cash (1)	Option Awards (2)	Total
Barry D. Zyskind	$—	$—	$—
Raymond M. Neff	100,000	14,700	114,700
Simcha Lyons	100,000	14,700	114,700
Yehuda L. Neuberger	100,000	14,700	114,700
Steven H. Nigro	100,000	14,700	114,700

(1)
The amounts represent annual cash retainer for board service and, as applicable, retainers for board committee service or service as chairman of a board committee and fees for attendance at board meetings and, as applicable, committee meetings.

(2)
Represents the aggregate grant date fair value of option awards held by the director determined in accordance with ASC 718, using the assumptions described in Note 14 to the Financial Statements included in our Annual Report on Form 10-K filed with the SEC for the fiscal year 2016.

The following table represents options awarded in 2016 and outstanding at December 31, 2016 for each director:

Name	Grant Date Fair Value	Options Awarded	Options Outstanding at December 31, 2016
Barry D. Zyskind	$—	—	—
Raymond M. Neff	$13.12	6,000	66,000
Simcha Lyons	$13.12	6,000	36,000
Yehuda L. Neuberger	$13.12	6,000	66,000
Steven H. Nigro	$13.12	6,000	18,000
All options granted to the directors will vest on the first anniversary of June 1, 2016, the date of grant.

Equity Compensation Plan Information (through fiscal 2016)

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	2,601,074	(1)	$4.52	6,079,923
Equity compensation plans not approved by security holders	—		—	—
Total	2,601,074		$4.52	6,079,923

(1)	The performance based restricted share units included in this number were calculated as if such units vested at 100% at the end of the performance period.
Compensation Committee Interlocks and Insider Participation
Mr. Nigro is the chairman of our Compensation Committee and the other members of our Compensation Committee are Messrs. Lyons and Neff. None of the members of our Compensation Committee has been an officer or employee of the Company or had a relationship during 2016 requiring disclosure under Item 404 of Regulation S-K.
During 2016:

•	None of our directors served as a member of the compensation committee of another entity;

•	None of our executive officers served as a director of another entity; and

•	None of our executive officers served as a member of the compensation committee of another entity.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Founding Shareholders and Related Agreements
The Founding Shareholders of the Company are Michael Karfunkel, George Karfunkel and Barry Zyskind. Michael Karfunkel passed away on April 27, 2016. Based on each individual's most recent public filing as of March 15, 2017, Leah Karfunkel (wife of Michael Karfunkel) owns or controls approximately 7.9% of the outstanding shares of the Company, Barry Zyskind (our non-executive chairman) owns or controls approximately 7.5% of the outstanding shares of the Company and George Karfunkel owns or controls 2.0% of the outstanding shares of the Company. Leah Karfunkel and George Karfunkel are directors of AmTrust, and Barry Zyskind is the president, CEO and chairman of AmTrust. Leah Karfunkel, George Karfunkel and Barry Zyskind own or control approximately 49.3% of the outstanding shares of AmTrust. AmTrust owns 11.6% of the issued and outstanding shares of National General Holdings Corporation ("NGHC") common stock, and the Michael Karfunkel 2005 Family Trust owns 43.0% of the outstanding common shares of NGHC. Barry Zyskind is the non-executive chairman of NGHC.
Our Arrangements with AmTrust and Its Subsidiaries
Master Agreement and Quota Share Agreement
Effective July 1, 2007, the Company and AmTrust entered into a master agreement, as amended (the "Master Agreement"), by which they caused Maiden Reinsurance Ltd. ("Maiden Reinsurance"), a wholly owned subsidiary of the Company, and AmTrust's Bermuda reinsurance subsidiary, AmTrust International Insurance, Ltd. ("AII"), to enter into a quota share reinsurance agreement (the "Reinsurance Agreement") by which (a) AII retrocedes to Maiden Reinsurance an amount equal to 40% of the premium written by subsidiaries of AmTrust, net of the cost of unaffiliated inuring reinsurance (and in the case of AmTrust's U.K. insurance subsidiary, AmTrust Europe Limited ("AEL"), net of commissions) and 40% of losses and (b) AII transferred to Maiden Reinsurance 40% of the AmTrust subsidiaries' unearned premiums, effective July 1, 2007, with respect to the current lines of business. The Master Agreement further provided that AII receives a ceding commission of 31% of ceded written premiums.
On June 11, 2008, Maiden Reinsurance and AII amended the Reinsurance Agreement to add Retail Commercial Package Business to the Covered Business. AII receives a ceding commission of 34.375% on Retail Commercial Package Business.
Effective March 7, 2013, Maiden Reinsurance and AII amended the Reinsurance Agreement extending the term of the agreement to June 30, 2016, and shall automatically renew for successive three-year periods thereafter. If AII or Maiden Reinsurance elects to so terminate the Reinsurance Agreement, it shall give written notice to the other party hereto not less than nine months prior to the expiration of any successive three-year period. On July 1, 2016 the agreement was renewed through June 30, 2019.
Either party is entitled to terminate on thirty days' notice or less upon the occurrence of certain early termination events, which include a default in payment, insolvency, change in control of AII or Maiden Reinsurance, run-off, or a reduction of 50% or more of the shareholders' equity of Maiden Reinsurance or the combined shareholders' equity of AII and the AmTrust subsidiaries.
In 2015, Maiden Reinsurance and AII entered into an agreement to commute certain liabilities as of December 31, 2015. The commuted reserve value of $107,000,000, represents full and final settlement of all liabilities related to this business and as a result of this agreement, this business is no longer being ceded to Maiden Bermuda.
Additionally, for the Specialty Program portion of Covered Business only, AII will be responsible for ultimate net loss otherwise recoverable from Maiden Reinsurance to the extent that the loss ratio to Maiden Reinsurance, which shall be determined on an inception to date basis from July 1, 2007 through the date of calculation, is between 81.5% and 95%. Above and below the defined corridor, Maiden Reinsurance will continue to reinsure losses at its proportional 40% share per the Reinsurance Agreement.
AmTrust European Hospital Liability Quota Share Agreement ("European Hospital Liability Quota Share")
Effective April 1, 2011, Maiden Reinsurance, entered into a quota share reinsurance contract with AEL and AmTrust International Underwriters Limited ("AIUL"), both wholly owned subsidiaries of AmTrust. Pursuant to the terms of the contract, Maiden Reinsurance assumed 40% of the premiums and losses related to policies classified as European Hospital Liability, including associated liability coverages and policies covering physician defense costs, written or renewed on or after April 1, 2011. The contract also covers policies written or renewed on or before March 31, 2011, but only with respect to losses that occur, accrue or arise on or after April 1, 2011. The maximum limit of liability attaching shall be €5,000,000 (€10,000,000 effective January 1, 2012) or currency equivalent (on a 100% basis) per original claim for any one original policy. Maiden Reinsurance will pay a ceding commission of 5%. The agreement has been renewed through March 31, 2018 and can be terminated at any April 1 by either party on four months' notice. Effective July 1, 2016, the contract was amended such that Maiden Bermuda assumes from AEL 32.5% of the premiums and losses of all policies written or renewed on or after July 1, 2016 until June 30, 2017 and 20% of all policies written or renewed on or after July 1, 2017. For the year ended December 31, 2016, the Company recorded approximately $590,737,000 of commission expense as a result of both of these quota share arrangements with AmTrust.

Collateral provided to AmTrust
a) AmTrust Quota Share Reinsurance Agreement
In order to provide AmTrust's U.S. insurance subsidiaries with credit for reinsurance on their statutory financial statements, AII, as the direct reinsurer of the AmTrust's insurance subsidiaries, has established trust accounts ("Trust Accounts") for their benefit. Maiden Reinsurance has agreed to provide appropriate collateral to secure its proportional share under the Reinsurance Agreement of AII's obligations to the AmTrust subsidiaries to whom AII is required to provide collateral. This collateral may be in the form of (a) assets loaned by Maiden Reinsurance to AII for deposit into the Trust Accounts, pursuant to a loan agreement between those parties, (b) assets transferred by Maiden Reinsurance for deposit into the Trust Accounts, (c) a letter of credit obtained by Maiden Reinsurance and delivered to an AmTrust subsidiary on AII's behalf, or (d) premiums withheld by an AmTrust subsidiary at Maiden Reinsurance's request in lieu of remitting such premiums to AII. Maiden Reinsurance may provide any or a combination of these forms of collateral, provided that the aggregate value thereof equals Maiden Reinsurance's proportionate share of its obligations under the Reinsurance Agreement with AII.
Maiden Reinsurance satisfied its collateral requirements under the Reinsurance Agreement with AII as follows:

•
by lending funds in the amount of $167,975,000 at December 31, 2016 and 2015 pursuant to a loan agreement entered into between those parties. This loan was assigned by AII to AmTrust effective December 31, 2014 and is carried at cost. Interest is payable at a rate equivalent to the one-month LIBOR plus 90 basis points per annum; and

•
effective December 1, 2008, the Company entered into a Reinsurer Trust Assets Collateral agreement to provide to AII sufficient collateral to secure its proportional share of AII's obligations to the U.S. AmTrust subsidiaries. The amount of the collateral, at December 31, 2016 was approximately $2,766,032,000 and the accrued interest was $20,420,000.

b) European Hospital Liability Quota Share
AEL requested that Maiden Reinsurance provide collateral to secure its proportional share under the European Hospital Liability Quota Share agreement. The amount of the collateral, at December 31, 2016 was approximately $250,518,000 and the accrued interest was $2,630,000.
Reinsurance Brokerage Agreement
Effective July 2007, we have entered into a reinsurance brokerage agreement with AII Reinsurance Broker Ltd. ("AIIB"), a wholly owned subsidiary of AmTrust. Pursuant to the brokerage agreement, AIIB provides brokerage services relating to the Reinsurance Agreement and the European Hospital Liability Quota Share agreement for a fee equal to 1.25% of the premium assumed. The brokerage fee is payable in consideration of AIIB's brokerage services. AIIB is not our exclusive broker. The agreement may be terminated upon 30 days written notice by either party. We recorded approximately $24,146,000 of reinsurance brokerage expense and deferred reinsurance brokerage of approximately $14,395,000 for the year ended December 31, 2016, as a result of this agreement.
Asset Management Agreement
Effective July 1, 2007, we have entered into an asset management agreement with All Insurance Management Limited (“AIIM”), a wholly owned subsidiary of AmTrust, pursuant to which AIIM has agreed to provide investment management services to the Company and its subsidiaries. AIIM provides investment management services for quarterly fee equal to 0.0375% if the average value of the account for the previous calendar quarter is greater than $1 billion. The agreement may be terminated upon 30 days written notice by either party. We recorded approximately $6,925,000 of investment management fees for the year ended December 31, 2016.
Other AmTrust-related Reinsurance Agreements
Effective September 1, 2010, the Company, through a subsidiary, entered into an arrangement whereby a subsidiary of AmTrust fronted a a reinsurance agreement in which the Company assumed 80% of the gross liabilities produced under the Southern General Agency program with the other 20% being assumed by a third party. This fronting arrangement compensated AmTrust with a 5% commission of ceded written premiums. The agreement was subsequently amended, effective September 1, 2012, whereby the termination date of the agreement was extended until August 31, 2013. This agreement expired on the termination date and is currently in run-off. Pursuant to the latest amendment, the Company now receives 100% of the premium and reinsures 100% of the gross liabilities incurred (from the effective date). As this program is currently in run-off, the Company did not record any premiums earned or commission expense for the year ended December 31, 2016.
Effective September 1, 2010, the Company, through a subsidiary, entered into a quota share reinsurance agreement with Technology Insurance Company, Inc. ("Technology"), a subsidiary of AmTrust. Under the agreement, the Company ceded (a) 90% of its gross liability written under the Open Lending Program (“OPL”) and (b) 100% of its surplus lines general liability business under the Naxos Avondale Specialty Casualty Program ("NAXS"). The Company's involvement is limited to certain states where Technology was not fully licensed. The agreement also provides that the Company receives a ceding commission of 5% of ceded written premiums. The reinsurance agreement had a term of three years and remained continuously in force until terminated in accordance with the contract.

The OPL program was terminated on December 31, 2011 on a run-off basis and the NAXS program was terminated on October 31, 2012. The Company recorded approximately $19,000 of ceded premiums and $1,000 ceding commission income for the year ended December 31, 2016.
Effective April 1, 2012, the Company, through a subsidiary, entered into a reinsurance agreement with AmTrust's wholly owned subsidiary, AmTrust North America, Inc. ("AmTrust NA"). The Company indemnifies AmTrust NA, on an excess of loss basis, as a result of losses occurring on AmTrust NA's new and renewal policies relating to the lines of business classified as Automobile Liability by AmTrust NA in its annual statement utilizing the specific underwriting guidelines defined in the reinsurance agreement. AmTrust NA shall retain the first $1,000,000 of loss, per any one policy or per any one loss occurrence. This agreement has a term of one year and automatically renews annually unless terminated pursuant to the terms of the agreement. Under this agreement, the Company recorded approximately $1,139,000 of net premiums earned and $295,000 of commission expense for the year ended December 31, 2016.
Other
The Company entered into time sharing agreements for the lease of aircraft owned by AmTrust Underwriters, Inc. (“AUI”), a wholly owned subsidiary of AmTrust, and by AmTrust on March 1, 2011 and November 5, 2014, respectively. The agreements automatically renew for successive one-year terms unless terminated in accordance with the provisions of the agreements. Pursuant to the agreements, the Company will reimburse AUI and AmTrust for actual expenses incurred as allowed by Federal Aviation Regulations. For the year ended December 31, 2016, the Company recorded an expense of approximately $61,000 for the use of the aircraft.
Our Arrangements with NGHC and Its Subsidiaries
Maiden Reinsurance, effective March 1, 2010, had a 50% participation in the NGHC Quota Share Reinsurance Agreement ("NGHC Quota Share"), by which it received 25% of net premiums of the personal lines automobile business and assumed 25% of the related net losses.
On August 1, 2013, the Company received notice from NGHC of the termination of the NGHC Quota Share effective on that date. The Company and NGHC mutually agreed that the termination is on a run-off basis, which means that Maiden Reinsurance continued to earn premiums and remain liable for losses occurring subsequent to August 1, 2013 for any policies in force prior to and as of August 1, 2013 until those policies expire. Maiden Reinsurance recorded no ceding commission expense for the year ended December 31, 2016 as a result of this transaction.
Other NGHC-related Reinsurance Agreements
Effective April 1, 2015, Maiden Reinsurance North America, Inc. ("Maiden US") renewed the Medical Excess of Loss reinsurance agreement with wholly owned subsidiaries of NGHC, Distributors Insurance Company PCC, AIBD Insurance Company IC and Professional Services Captive Corporation IC. Pursuant to this agreement, Maiden US indemnifies on an excess of loss basis, for the amounts of net loss, paid from April 1, 2015 through March 31, 2016. Maiden US was liable for 100% of the net loss for each covered person per agreement year in excess of the $1,175,000 retention (each covered person per agreement year). Maiden US's liability did not exceed $8,825,000 per covered person per agreement year. In addition, Maiden US continued to indemnify extra contractual obligations with a maximum liability of $2,000,000. This agreement terminated on March 31, 2016 and Maiden US was relieved of all liability hereunder for losses incurred or paid subsequent to the termination date. Under these agreements, Maiden US recorded $157,000 of premiums earned for the year ended December 31, 2016.
Effective May 1, 2015, Maiden US entered into an agreement with several NGHC subsidiaries for medical excess of loss programs. This program covers employer aggregate and traditional specific medical stop loss policies underwritten by the Managing General Agent that they support. The NGHC companies covered under the treaty are Integon Indemnity Insurance Company, Integon National Insurance Company and National Health Insurance Company. This agreement was renewed for another year and now terminates on April 30, 2017 with either party having the right to cancel by giving 60 days notice to the other party in the event that other party fails to maintain certain financial and other criteria. Upon expiration of this agreement, coverage remains in full force and effect on all assumed liability for policies in force on the date of expiration until expiration, cancellation or next anniversary date of such subject policies.
The treaty limit of the aggregate medical stop loss is subject to a limit of $4,000,000 in excess of $1,000,000 any one insured person. The treaty limit on the traditional specific medical stop loss Layer 1 is subject to a limit of $1,000,000 in excess of $1,000,000 any one insured person; Layer 2 is subject to a limit of $3,000,000 in excess of $2,000,000 any one insured person and Layer 3 is subject to a limit of $5,000,000 in excess of $5,000,000. In addition to these limits, the Company shall cover extra contractual obligations arising under this agreement with a maximum liability of $2,000,000. Under these agreements, Maiden US recorded approximately $442,000 of premiums earned for the year ended December 31, 2016.

Review, Approval or Ratification of Transactions with Related Persons
Conflicts of interest could arise with respect to business opportunities that could be advantageous to any or all of AmTrust or its subsidiaries, NGHC or its subsidiaries, and the Company or our subsidiaries. In addition, potential conflicts of interest may arise should the interests of AmTrust and/or NGHC and/or the Company diverge. From time to time, AmTrust and/or NGHC and/or the Company may be presented with opportunities to insure, reinsure or acquire the same book of business. Because of the overlaps between our and AmTrust's shareholders, the Company and AmTrust have agreed that in such cases, the opportunities will be referred to a committee of independent directors of each company to decide whether that company wishes to pursue the opportunity. Pursuant to its charter, our independent Audit Committee must review and approve in advance or ratify any transaction or relationship of any size in which we and any related party have a direct or indirect material interest. The Audit Committee will consider all of the relevant facts and circumstances including (if applicable), but not limited to, (i) the benefits to us; (ii) the impact on a director's independence in the event the related person is a director, a director's immediate family member or an entity in which a director is a partner, shareholder or executive officer; (iii) the availability of other sources for comparable products or services; (iv) the terms of the transaction; and (v) the terms available to unrelated third parties or to employees generally. When considering these factors, the Audit Committee members will apply their business judgment based upon all relevant facts and circumstances known at that time, in accordance with their fiduciary duties to our shareholders.

PROPOSAL 2:

AMENDMENT AND RESTATEMENT OF THE BYE-LAWS OF THE COMPANY

The Board unanimously determined at its meeting held on February 21, 2017 that it is in the best interests of the Company and its shareholders to make certain amendments to our Bye-Laws as described in Appendix I of this Proxy Statement.

The Board proposes the deletion of Bye-law 6, to reflect Bermuda statutory amendments that have been enacted since the adoption of the Company’s bye-laws.  Previously, Bermuda law prohibited a Bermuda company from providing financial assistance for the purchase of its own shares, other than in certain prescribed circumstances (the most broad of which being that financial assistance was permitted if the company was solvent and able to pay its liabilities as they fall due).  In practice, it was a provision very little used, and the relevant statutory provision was repealed in its entirety in 2011.  As such, Bye-law 6 no longer reflects current Bermuda law or practice, and it is the Board’s recommendation that it therefore be deleted.

The Board proposes an amendment to Bye-law 12, to include a provision (new Bye-law 12.6) that makes clear that the Board may not refuse to register the transfer of any shares of the Company that are listed or admitted to trading on an appointed stock exchange.  This reflects broadly market standard bye-law provisions, and while it does not alter the Board’s current powers, it does clarify the administrative position with regard to transfers of our listed shares.

The Board proposes an amendment to Bye-law 15, to include a provision (new Bye-law 15.2) that makes clear that the Board will not vary the rights of the shares of the Company if such variation would, in the Board’s sole discretion, produce certain adverse tax, regulatory or legal consequences.  This reflects broadly market standard bye-law provisions.

The Board proposes an amendment to Bye-law 35 to include a provision that clarifies the Board’s obligation to provide notice to the shareholders in the event that the voting power is adjusted pursuant to Bye-laws 33 and 34.  This reflects broadly market standard bye-law provisions.

The Board proposes an amendment to Bye-law 37.5 to include a provision to provide a more definitive time frame after which a shareholder can request the destruction of any confidential information provided to the Board in connection with the Board’s analysis of voting power, unless that Board determines that the destruction of the information would produce certain adverse tax, regulatory or legal consequences.  This reflects broadly market standard bye-law provisions.

The Board proposes an amendment to Bye-laws 41 and 68 to include a provision on the limitation on the use of written resolutions in lieu of meetings of the Members or Board that more closely reflects market standard bye-law provisions than the current limitation on the use of written resolutions.

The Board proposes to amend Bye-Law 43 to modify the voting push-up provision so that it only applies to push-up the votes with respect to a Company subsidiary for exercise by the Company’s shareholders in the event that the voting rights of any shares of the Company are adjusted pursuant to Bye-Laws 33-34.  The primary purpose of this Bye-Law provision is to mitigate the risk of a direct or indirect U.S. shareholder of the Company having current income inclusions pursuant to the controlled foreign corporation rules under the U.S. Internal Revenue Code.  The amended Bye-Law updates this Bye-Law provision with a more flexible approach, which appears appropriate in circumstances such as ours where we have a broad and un-concentrated shareholder base.

In order to facilitate review of the bye-law amendment proposal, we have prepared an amended and restated version of our Bye-Laws reflecting all of the proposed changes, marked copies of which are included as Appendix I. Shareholders are urged to carefully review Appendix I and the proposals which are described in more detail in Appendix I.

THE BOARD RECOMMENDS A VOTE “FOR” THE ADOPTION OF EACH OF THE
PROPOSED AMENDMENTS TO THE BYE-LAWS.

PROPOSAL 3:

ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, enables our shareholders to vote to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules.
As we discuss above in Compensation Discussion and Analysis, the core objectives of our executive compensation program are to: (i) attract and retain talented executive officers; (ii) further align the financial interests of our executive officers with those of our shareholders; and (iii) compensate our executive officers based on their overall performance. Under this program, we seek to compensate our named executive officers for the achievement of specific annual, long-term and financial goals, certain non-financial goals, and the realization of increased shareholder value. Our executive compensation is discussed in further detail above in Compensation Discussion and Analysis, which includes information about the fiscal year 2016 compensation of our named executive officers.
We are asking our shareholders to indicate their support for the compensation of our named executive officers, as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. Accordingly, we ask our shareholders to vote “FOR” the following resolution at our Annual General Meeting:
“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2017 Annual General Meeting of Shareholders pursuant to the compensation disclosure rules of the SEC, including the “Compensation Discussion and Analysis,” the “Summary Compensation Table” and the other related tables and disclosure.”
The say-on-pay vote is advisory and, therefore, not binding; however, the Compensation Committee will consider the outcome of the vote when considering future executive compensation arrangements.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL 3.

PROPOSAL 4:

ADVISORY VOTE ON THE FREQUENCY OF THE ADVISORY VOTE ON EXECUTIVE COMPENSATION
As required by Section 14A of the Exchange Act, we are also providing shareholders with an advisory vote on the frequency with which our shareholders will have an opportunity to vote on, on a non-binding, advisory basis, on named executive officer compensation as provided for in Proposal 3 above. For convenience, in this Proposal 4, the shareholders’ advisory vote provided for in Proposal 3 above is referred to as the “say-on-pay vote”.

The advisory vote on the frequency of the say-on-pay vote is a non-binding vote as to how often the say-on-pay vote should occur: every three years, every two years, or every year.  In addition, shareholders may abstain from voting. The Dodd-Frank Act requires us to hold the advisory vote on the frequency of the say-on-pay vote at least once every six years.

The Board believes a triennial frequency (i.e., every three years) is the optimal frequency for the say-on-pay vote for the following reasons:

•Provides our board of directors and the Compensation Committee sufficient time to thoughtfully respond to shareholders’ sentiments and to implement any necessary changes to our executive compensation policies and procedures;

•Is in line with long-term shareholder value creation and our focus on long-term results;

•Our compensation programs do not change significantly from year to year because the majority of the components of the total compensation of our named executive officers are not determined on an annual basis (e.g., employment agreements are for multiple year terms; vesting of restricted stock and restricted stock unit grants over four years);

•Does not allow for short-term issues in the marketplace to undermine our long-term objectives; and

•A triennial “say-on-pay” vote would not foreclose shareholder engagement on executive compensation during interim periods. Shareholders can currently provide input to the Board by communicating directly with the Board, its committees or individual directors. Therefore, the advisory vote on executive compensation is an additional, but not exclusive, opportunity for our shareholders to communicate their views on our named executive officer compensation.

Shareholders are being asked to vote on the following resolution:

RESOLVED, that the shareholders of Maiden Holdings, Ltd. recommend, on an advisory, non-binding basis, that the frequency with which the shareholders of the company shall have an advisory vote on the compensation of the company’s named executive officers set forth in the Company’s proxy statement is:

Choice 1 - every three years;
Choice 2 - every two years; OR
Choice 3 - every year.

This advisory vote on the frequency of the say-on-pay vote is not binding on our Board.  However, the Board values the views of the shareholders on these important matters and will consider the result of the vote when determining the frequency of future say-on-pay votes.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR A TRIENNIAL FREQUENCY (i.e., CHOICE 1 - EVERY THREE YEARS) FOR WHICH SHAREHOLDERS SHALL HAVE AN ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS SET FORTH IN PROPOSAL 4.

PROPOSAL 5:

APPOINTMENT OF INDEPENDENT AUDITORS OF MAIDEN HOLDINGS, LTD.

Under Bermuda law, the appointment of our auditors is a decision to be made by the shareholders. During the year ended December 31, 2016, BDO served as the Company’s independent auditor. On March 23, 2017, in view of the decision of the Audit Committee of the Board of Directors of the Company to recommend the appointment of Deloitte during its May 2017 annual general meeting of shareholders, the Company received written notice from its independent registered public accounting firm, BDO, that it is resigning as the Company’s independent registered public accounting firm with immediate effect. As a result, the Audit Committee has appointed Deloitte as the Company’s independent registered public accounting firm, subject to ratification by the Company’s shareholders and regulatory approval.

The audit reports of BDO on the consolidated financial statements of the Company as of and for the years ended December 31, 2015 and 2016 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. During the fiscal years ended December 31, 2015 and 2016 and through March 23, 2017, there were (i) no “disagreements” as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions, between the Company and BDO on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of BDO, would have caused BDO to make reference to the subject matter of the disagreements in its reports on the consolidated financial statements for such years, and (ii) no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K. The Company provided this information to BDO and requested that BDO furnish the Company with a letter addressed to the U.S. Securities and Exchange Commission stating whether it agrees with the statements contained herein. A copy of BDO’s letter, dated March 23, 2017, was included on the Company's Current Report on Form 8-K filed with the SEC on March 24, 2017.

The Audit Committee decided at a March 16, 2017 meeting to accept in principle an offer by Deloitte to serve as the independent registered public accounting firm of the Company for the annual audit for the 2017 fiscal year, subject to agreement of resignation by the current independent registered public accounting firm of the Company and the Company signing an engagement agreement with Deloitte. The engagement of Deloitte, subject to regulatory approval, as the independent registered public accounting firm of the Company for the 2017 fiscal year is effective as of March 23, 2017. During the fiscal years ended December 31, 2015 and 2016 and through March 23, 2017, neither the Company, nor anyone on its behalf, have consulted Deloitte with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report was provided to the Company nor oral advice was provided to the Company that Deloitte  concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

The Audit Committee has recommended that the shareholders appoint Deloitte Ltd. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017.

A representative from Deloitte Ltd. will be present at the Annual General Meeting and will have the opportunity to make a statement if he or she desires to do so and to respond to appropriate questions from shareholders. We initially engaged BDO USA, LLP on May 12, 2008 as our independent registered public accounting firm until the fiscal year ended December 31, 2016.

Audit and Non-Audit Fees

The following table presents the aggregate fees billed for professional services rendered to us by BDO USA, LLP and BDO International Member Firms for our fiscal years ended December 31, 2016 and 2015:

	2016	2015
Audit Fees (1)	$1,533,285	$1,464,955
Audit-Related Fees (2)	46,377	57,314
Tax Fees (3)	72,652	68,005
Total	$1,652,314	$1,590,274

(1)
Audit fees relate to professional services rendered in connection with: (i) the integrated audit of our annual financial statements and internal controls over financial reporting; (ii) the reviews of our quarterly consolidated financial statements included in our Form 10-Q quarterly reports, and (iii) services performed in connection with filings of registration statements and securities offerings, including out-of-pocket expenses.

(2)	Audit-related fees relate to services rendered to us primarily related to benefit plan audits, including out-of-pocket expenses.

(3)	Tax fees relate to services rendered to us for tax compliance, tax planning and advice, including out-of-pocket expenses.

Pre-Approval Policies and Procedures of the Audit Committee

We and our Audit Committee are committed to ensuring the independence of our auditors, both in fact and in appearance.

Pursuant to its charter, the Audit Committee pre-approves all audit and permitted non-audit services, including engagement fees and terms thereof, to be performed for us by the independent auditors, subject to the exceptions for certain non-audit services approved by the Audit Committee prior to the completion of the audit in accordance with Section 10A of the Securities Exchange Act of 1934, as amended. The Audit Committee must also pre-approve all internal control-related services to be provided by the independent auditors. The Audit Committee will generally pre-approve a list of specific services and categories of services, including audit, audit-related and other services, for the upcoming or current fiscal year, subject to a specified cost level. Any material service not included in the approved list of services must be separately pre-approved by the Audit Committee. In addition, all audit and permissible non-audit services in excess of the pre-approved cost level, whether or not such services are included on the pre-approved list of services, must be separately pre-approved by the Audit Committee.

The Audit Committee may form and delegate to a subcommittee consisting of one or more members (provided that such person(s) are independent directors) its authority to grant pre-approvals of audit, permitted non-audit services and internal control-related services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Audit Committee at its next scheduled meeting.

The Audit Committee pre-approved all fees in the period from January 1, 2016 through December 31, 2016.

ADDITIONAL MATTERS

Shareholders' Proposals for the 2018 Annual General Meeting

A proposal by a shareholder intended for inclusion in our proxy materials for the 2018 Annual General Meeting of Shareholders pursuant to Rule 14a-8 of the Exchange Act must be received by our Corporate Secretary, 131 Front Street, Hamilton HM12, Bermuda on or before December 6, 2017 in order to be considered for such inclusion. Shareholder proposals intended to be submitted at the 2018 Annual General Meeting of Shareholders outside the framework of Rule 14a-8 must be received on or before February 19, 2018 to be considered timely under Rule 14a-4(c)(1). If we do not receive notice of the matter by the applicable date, the proxy holders will vote on the matter, if properly presented at the Meeting, in their discretion.

Annual Report and Financial Statements

A copy of our Annual Report for the fiscal year ended December 31, 2016, including audited financial statements set forth therein, is being sent to all our shareholders with this Notice of Annual General Meeting of Shareholders and Proxy Statement on or about April 5, 2017.

Other Business

The Board of Directors does not intend to present, and has no knowledge that others will present, any other business at the Annual General Meeting. However, if any other matters are properly brought before the Annual General Meeting, it is intended that the holders of proxies will vote thereon in their discretion.

BYE-LAWS OF
MAIDEN HOLDINGS, LTD.

TABLE OF CONTENTS

Interpretation

1.	Definitions

Shares

2.	Power to Issue Shares

3.	Power of the Company to Purchase its Shares

4.	Rights Attaching to Shares

5.	Calls on Shares

6.	Prohibition on Financial Assistance

7.	Forfeiture of Shares

8.	Share Certificates

9.	Fractional Shares

Registration of Shares

10.	Register of Members

11.	Registered Holder Absolute Owner

12.	Transfer of Registered Shares

13.	Transmission of Registered Shares

Alteration of Share Capital

14.	Power to Alter Capital

15.	Variation of Rights Attaching to Shares

Dividends and Capitalisation

16.	Dividends

17.	Power to Set Aside Profits

18.	Method of Payment

19.	Capitalisation

Meetings of Members

20.	Annual General Meetings

21.	Special General Meetings

22.	Requisitioned General Meetings

23.	Notice

24.	Giving Notice and Access

25.	Postponement or Cancellation of General Meeting

26.	Electronic Participation and Security at General Meetings

27.	Quorum at General Meetings

28.	Chairman to Preside at General Meetings

29.	Voting on Resolutions

30.	Power to Demand Vote on Poll

31.	Voting by Joint Holders of Shares

32.	Votes of Members - General

33.	Adjustment of Voting Power

34.	Other Adjustments of Voting Power

35.	Notice

36.	Board Determination Binding

37.	Requirement to Provide Information and Notice

38.	Instrument of Proxy

39.	Representation of Corporate Member

40.	Adjournment of General Meeting

41.	Written Resolutions

42.	Directors Attendance at General Meetings

Certain Subsidiaries

43.	Voting of Subsidiary Shares

44.	Bye-law or Articles of Association of Certain Subsidiaries

Directors and Officers

45.	Election of Directors

46.	Intentionally Omitted

47.	Term of Office of Directors

48.	Alternate Directors

49.	Removal of Directors

50.	Vacancy in the Office of Director

51.	Remuneration of Directors

52.	Defect in Appointment

53.	Directors to Manage Business

54.	Powers of the Board of Directors

55.	Register of Directors and Officers

56.	Appointment of Officers

57.	Appointment of Secretary

58.	Duties of Officers

59.	Remuneration of Officers

60.	Conflicts of Interest

61.	Indemnification and Exculpation of Directors and Officers

Meetings of the Board of Directors

62.	Board Meetings

63.	Notice of Board Meetings

64.	Electronic Participation in Meetings

65.	Quorum at Board Meetings

66.	Board to Continue in Event of Vacancy

67.	Chairman to Preside

68.	Written Resolutions

69.	Validity of Prior Acts of the Board

Corporate Records

70.	Minutes

71.	Place Where Corporate Records Kept

72.	Form and Use of Seal

Accounts

73.	Books of Account

74.	Financial Year End

Audits

75.	Annual Audit

76.	Appointment of Auditor

77.	Remuneration of Auditor

78.	Duties of Auditor

79.	Access to Records

80.	Financial Statements

81.	Distribution of Auditor’s Report

82.	Vacancy in the Office of Auditor

Business Combinations

83.	Business Combinations

Voluntary Winding-Up and Dissolution

84.	Winding-Up

Changes to Constitution

85.	Changes to Bye-laws

86.	Discontinuance

87.	Amalgamation

Maiden Holdings, Ltd.                                        Page 1

INTERPRETATION
1.                   Definitions

1.1	In these Bye-laws, the following words and expressions shall, where not inconsistent with the context, have the following meanings, respectively:

Act	the Companies Act 1981 as amended from time to time;

Alternate Director	an alternate director appointed in accordance with these Bye-laws;

Attribution Percentage	with respect to a Member, the percentage of the Member’s shares that are treated as Controlled Shares of a Tentative 9.5% U.S. Member;

Auditor	includes an individual or partnership;

Board
the board of directors appointed or elected pursuant to these Bye-laws and acting by resolution in accordance with the Act and these Bye-laws or the directors present at a meeting of directors at which there is a quorum;

Code	the United States Internal Revenue Code of 1986, as amended;

Company	the company for which these Bye-laws are approved and confirmed;

Controlled Shares	all shares of the Company directly, indirectly or constructively owned by a person as determined pursuant to sections 957 and 958 of the Code and the Treasury Regulations promulgated thereunder;

Director	a director of the Company and shall include an Alternate Director;

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indirect	when referring to a holder or owner of shares, ownership of shares within the meaning of section 958(a)(2) of the Code;

Member
the person registered in the Register of Members as the holder of shares in the Company and, when two or more persons are so registered as joint holders of shares, means the person whose name stands first in the Register of Members as one of such joint holders or all of such persons, as the context so requires;

9.5% U.S. Member
a U.S. Person whose Controlled Shares constitute nine and one-half percent (9.5%) or more of the voting power of all issued shares of the Company and who generally would be required to recognize income with respect to the Company under section 951(a)(1) of the Code, if the Company were a controlled foreign corporation as defined in section 957 of the Code and if the ownership threshold under section 951(b) of the Code were 9.5%;

notice	written notice as further provided in these Bye-laws unless otherwise specifically stated;

Officer	any person appointed by the Board to hold an office in the Company;

Register of Directors and Officers	the register of directors and officers referred to in these Bye-laws;

Register of Members	the register of members referred to in these Bye-laws;

Resident Representative	any person appointed to act as resident representative and includes any deputy or assistant resident representative;

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Secretary
the person appointed to perform any or all of the duties of secretary of the Company and includes any deputy or assistant secretary and any person appointed by the Board to perform any of the duties of the Secretary;

Tentative 9.5% U.S. Member	a U.S. Person that, but for adjustments or restrictions on exercise of the voting power of shares pursuant to Bye-law 20, would be a 9.5% U.S. Member;

Treasury Share	a share of the Company that was or is treated as having been acquired and held by the Company and has been held continuously by the Company since it was so acquired and has not been cancelled; and

U.S. Person
(i) an individual who is a citizen or resident of the United States, (ii) a corporation or partnership that is, as to the United States, a domestic corporation or partnership, (iii) an estate that is subject to United States federal income tax on its income, regardless of its source, (iv) a "U.S. Trust;" a U.S. Trust is any trust (A) if and only if (i) a court within the United States is able to exercise primary supervision over the administration of the trust, and (ii) one or more U.S. trustees have the authority to control all substantial decisions of the trust or (B) that has otherwise validly elected to be treated as a domestic trust under applicable U.S. Treasury regulations; or (v) any person that is treated as one of the foregoing for U.S. federal income tax purposes.

1.2	In these Bye-laws, where not inconsistent with the context:
(a)                words denoting the plural number include the singular number and vice versa;
(b)               words denoting the masculine gender include the feminine and neuter genders;

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(c)                words importing persons include companies, associations or bodies of persons whether corporate or not;
(d)               the words:
(i)                 "may" shall be construed as permissive; and
(ii)               "shall" shall be construed as imperative; and
(e)                unless otherwise provided herein, words or expressions defined in the Act shall bear the same meaning in these Bye-laws.

1.3
In these Bye-laws expressions referring to writing or its cognates shall, unless the contrary intention appears, include facsimile, printing, lithography, photography, electronic mail and other modes of representing words in visible form.

1.4	Headings used in these Bye-laws are for convenience only and are not to be used or relied upon in the construction hereof.
SHARES
2.                   Power to Issue Shares

2.1
Subject to these Bye-laws and to any resolution of the Members to the contrary, and without prejudice to any special rights previously conferred on the holders of any existing shares or class of shares, the Board shall have the power to issue any unissued shares on such terms and conditions as it may determine.

2.2
Without limitation to the provisions of Bye-law 4, subject to the Act, any preference shares may be issued or converted into shares that (at a determinable date or at the option of the Company or the holder) are liable to be redeemed on such terms and in such manner as may be determined by the Board (before the issue or conversion).

2.3
Notwithstanding the foregoing or any other provision of these Bye-laws, the Company may not issue any shares in a manner that the Board determines in its sole discretion may result in a non de minimis adverse tax, legal or regulatory consequence to the Company, or any of its subsidiaries or any direct or indirect holder of shares or its affiliates.

Maiden Holdings, Ltd.                                        Page 5

3.                   Power of the Company to Purchase its Shares

3.1	The Company may purchase its own shares for cancellation or acquire them as Treasury Shares in accordance with the Act on such terms as the Board shall think fit.

3.2	The Board may exercise all the powers of the Company to purchase or acquire all or any part of its own shares in accordance with the Act.

3.3
Notwithstanding the foregoing or any other provision of these Bye-laws, any such purchase or acquisition may not be made if the Board determines in its sole discretion that the purchase or acquisition may result in a non de minimis adverse tax, legal or regulatory consequence to the Company, any of its subsidiaries or any direct or indirect holder of shares or its affiliates.

4.                   Rights Attaching to Shares

4.1
Without prejudice to any special rights previously conferred on the holders of any existing shares or class of shares, the share capital shall consist of at least one class of common shares (the "Common Shares"), the holders of which shall, subject to these Bye-laws:

(a)                be entitled to one vote per share;
(b)               be entitled to such dividends as the Board may from time to time declare;
(c)                in the event of a winding-up or dissolution of the Company, whether voluntary or involuntary or for the purpose of a reorganisation or otherwise or upon any distribution of capital, be entitled to the surplus assets of the Company; and
(d)               generally be entitled to enjoy all of the rights attaching to shares.

4.2
The Board is authorised to provide for the creation and issuance of preference shares (the "Preference Shares") in one or more series, and to establish from time to time the number of shares to be included in each such series, and to fix the terms, including designation, powers, preferences, rights, qualifications, limitations and restrictions of the shares of each such series (and, for the avoidance of doubt, such matters and the issuance of such Preference Shares shall not be deemed to vary the rights attached to the Common Shares or, subject to the terms of any other series of Preference Shares, to vary the rights attached to any other series of Preference Shares).  Notwithstanding the foregoing or any other provision of these Bye-laws, the Company shall not vary or alter the rights attaching to any class of shares if

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the Board, after taking into account any adjustments to or restrictions on exercise of voting rights under Bye-laws 33-37 (inclusive), determines in its sole discretion that any non de minimis adverse tax, regulatory or legal consequences to the Company, any subsidiary of the Company, or any direct or indirect holders of shares or its affiliates may result from such variation.  The authority of the Board with respect to each series shall include, but not be limited to, determination of the following:
(a)                the number of shares constituting that series and the distinctive designation of that series;
(b)               the dividend rate on the shares of that series, whether dividends shall be cumulative and, if so, from which date or dates, and the relative rights of priority, if any, of the payment of dividends on shares of that series;
(c)                whether that series shall have voting rights, in addition to the voting rights provided by law, and if so, the terms of such voting rights;
(d)               whether that series shall have conversion or exchange privileges (including, without limitation, conversion into Common Shares), and, if so, the terms and conditions of such conversion or exchange, including provision for adjustment of the conversion or exchange rate in such events as the Board shall determine;

(e)
whether or not the shares of that series shall be redeemable or repurchaseable, and, if so, the terms and conditions of such redemption or repurchase, including the manner of selecting shares for redemption or repurchase if less than all shares are to be redeemed or repurchased, the date or dates upon or after which they shall be redeemable or repurchaseable, and the amount per share payable in case of redemption or repurchase, which amount may vary under different conditions and at different redemption or repurchase dates;

(f)	whether that series shall have a sinking fund for the redemption or repurchase of shares of that series, and, if so, the terms and amount of such sinking fund;

(g)
the right of the shares of that series to the benefit of conditions and restrictions upon the creation of indebtedness of the Company or any subsidiary, upon the issue of any additional shares (including additional shares of such series or any other series) and upon the payment of dividends or the making of other distributions on, and the

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purchase, redemption or other acquisition by the Company or any subsidiary of any issued shares of the Company;

(h)
the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Company, and the relative rights of priority, if any, of payment in respect of shares of that series; and

(i)	any other relative participating, optional or other special rights, qualifications, limitations or restrictions of that series.

4.3
Any Preference Shares of any series which have been redeemed (whether through the operation of a sinking fund or otherwise) or which, if convertible or exchangeable, have been converted into or exchanged for shares of any other class or classes shall have the status of authorised and unissued Preference Shares of the same series and may be reissued as a part of the series of which they were originally a part or may be reclassified and reissued as part of a new series of Preference Shares to be created by resolution or resolutions of the Board or as part of any other series of Preference Shares, all subject to the conditions and the restrictions on issuance set forth in the resolution or resolutions adopted by the Board providing for the issue of any series of Preference Shares.

4.4
At the discretion of the Board, whether or not in connection with the issuance and sale of any shares or other securities of the Company, the Company may issue securities, contracts, warrants or other instruments evidencing any shares, option rights, securities having conversion or option rights, or obligations on such terms, conditions and other provisions as are fixed by the Board, including, without limiting the generality of this authority, conditions that preclude or limit any person or persons owning or offering to acquire a specified number or percentage of the issued Common Shares, other shares, option rights, securities having conversion or option rights, or obligations of the Company or transferee of the person or persons from exercising, converting, transferring or receiving the shares, option rights, securities having conversion or option rights, or obligations.

4.5
All the rights attaching to a Treasury Share shall be suspended and shall not be exercised by the Company while it holds such Treasury Share and, except where required by the Act, all Treasury Shares shall be excluded from the calculation of any percentage or fraction of the share capital, or shares, of the Company.

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5.                   Calls on Shares

5.1
The Board may make such calls as it thinks fit upon the Members in respect of any moneys (whether in respect of nominal value or premium) unpaid on the shares allotted to or held by such Members (and not made payable at fixed times by the terms and conditions of issue) and, if a call is not paid on or before the day appointed for payment thereof, the Member may at the discretion of the Board be liable to pay the Company interest on the amount of such call at such rate as the Board may determine, from the date when such call was payable up to the actual date of payment.  The Board may differentiate between the holders as to the amount of calls to be paid and the times of payment of such calls.

5.2
Any amount which by the terms of allotment of a share becomes payable upon issue or at any fixed date, whether on account of the nominal value of the share or by way of premium, shall for all the purposes of these Bye-laws be deemed to be an amount on which a call has been duly made and payable on the date on which, by the terms of issue, the same becomes payable, and in case of non-payment all the relevant provisions of these Bye-laws as to forfeiture, payment of interest, costs and expenses, forfeiture or otherwise shall apply as if such amount had become payable by virtue of a duly made and notified call.

5.3	The joint holders of a share shall be jointly and severally liable to pay all calls and any interest, costs and expenses in respect thereof.

5.4	The Company may accept from any Member the whole or a part of the amount remaining unpaid on any shares held by him, although no part of that amount has been called up or become payable.
6.                ~~Prohibition on Financial Assistance~~[RESERVED]
~~The Company shall not give, whether directly or indirectly, whether by means of loan, guarantee, provision of security or otherwise, any financial assistance for the purpose of the acquisition or proposed acquisition by any person of any shares in the Company, but nothing in this Bye-law shall prohibit transactions permitted under the Act.~~

Maiden Holdings, Ltd.                                        Page 9

7.                   Forfeiture of Shares

7.1
If any Member fails to pay, on the day appointed for payment thereof, any call in respect of any share allotted to or held by such Member, the Board may, at any time thereafter during such time as the call remains unpaid, direct the Secretary to forward such Member a notice in writing in the form, or as near thereto as circumstances admit, of the following:

Notice of Liability to Forfeiture for Non-Payment of Call
(the "Company")
You have failed to pay the call of [amount of call] made on the [ ] day of [ ], 200[ ], in respect of the [number] share(s) [number in figures] standing in your name in the Register of Members of the Company, on the [ ] day of [ ], 200[ ], the day appointed for payment of such call.  You are hereby notified that unless you pay such call together with interest thereon at the rate of [ ] per annum computed from the said [ ] day of [ ], 200[ ] at the registered office of the Company the share(s) will be liable to be forfeited.
Dated this [ ] day of [ ], 200[ ]

[Signature of Secretary] By Order of the Board

7.2
If the requirements of such notice are not complied with, any such share may at any time thereafter before the payment of such call and the interest due in respect thereof be forfeited by a resolution of the Board to that effect, and such share shall thereupon become the property of the Company and may be disposed of as the Board shall determine.

7.3
A Member whose share or shares have been so forfeited shall, notwithstanding such forfeiture, be liable to pay to the Company all calls owing on such share or shares at the time of the forfeiture, together with all interest due thereon and any costs and expenses incurred by the Company in connection therewith.

7.4
The Board may accept the surrender of any shares which it is in a position to forfeit on such terms and conditions as may be agreed.  Subject to those terms and conditions, a surrendered share shall be treated as if it had been forfeited.

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8.                   Share Certificates

8.1
Every Member shall be entitled to a certificate under the common seal of the Company or bearing the signature (or a facsimile thereof) of a Director or Secretary or a person expressly authorized to sign specifying the number and, where appropriate, the class of shares held by such Member and whether the same are fully paid up and, if not, specifying the amount paid on such shares.  The Board may by resolution determine, either generally or in a particular case, that any or all signatures on certificates may be printed thereon or affixed by mechanical means.

8.2	The Company shall be under no obligation to complete and deliver a share certificate unless specifically called upon to do so by the person to whom the shares have been allotted.

8.3
If any share certificate shall be proved to the satisfaction of the Board to have been worn out, lost, mislaid, or destroyed the Board may cause a new certificate to be issued and request an indemnity for the lost certificate if it sees fit.

8.4	Notwithstanding any provisions of these Bye-laws:
(a)                the Directors shall, subject always to the Act and any other applicable laws and regulations and the facilities and requirements of any relevant system concerned, have power to implement any arrangements they may, in their absolute discretion, think fit in relation to the evidencing of title to and transfer of uncertificated shares and to the extent such arrangements are so implemented, no provision of these Bye-laws shall apply or have effect to the extent that it is in any respect inconsistent with the holding or transfer of shares in uncertificated form; and
(b)               unless otherwise determined by the Directors and as permitted by the Act and any other applicable laws and regulations, no person shall be entitled to receive a certificate in respect of any share for so long as the title to that share is evidenced otherwise than by a certificate and for so long as transfers of that share may be made otherwise than by a written instrument.
9.                Fractional Shares
The Company may issue its shares in fractional denominations and deal with such fractions to the same extent as its whole shares and shares in fractional denominations shall have in proportion to the respective fractions represented thereby all of the rights of whole shares including (but without

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limiting the generality of the foregoing) the right to vote, to receive dividends and distributions and to participate in a winding-up.
REGISTRATION OF SHARES

10.	Register of Members
10.1          The Board shall cause to be kept in one or more books a Register of Members and shall enter therein the particulars required by the Act.
10.2          The Register of Members shall be open to inspection without charge at the registered office of the Company on every business day, subject to such reasonable restrictions as the Board may impose, so that not less than two hours in each business day be allowed for inspection.  The Register of Members may, after notice has been given in accordance with the Act, be closed for any time or times not exceeding in the whole thirty days in each year.

11.	Registered Holder Absolute Owner
The Company shall be entitled to treat the registered holder of any share as the absolute owner thereof and accordingly shall not be bound to recognise any equitable claim or other claim to, or interest in, such share on the part of any other person.

12.	Transfer of Registered Shares
12.1          An instrument of transfer shall be in writing in the form of the following, or as near thereto as circumstances admit, or in such other form as the Board may accept:
Transfer of a Share or Shares
(the "Company")
FOR VALUE RECEIVED……………….. [amount], I, [name of transferor] hereby sell, assign and transfer unto [transferee] of [address], [number] shares of the Company.
DATED this [ ] day of [ ], 200[ ]
Signed by:                    In the presence of:
Transferor                        Witness
Transferee                        Witness

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12.2          Such instrument of transfer shall be signed by or on behalf of the transferor and transferee, provided that, in the case of a fully paid up share, the Board may accept the instrument signed by or on behalf of the transferor alone.  The transferor shall be deemed to remain the holder of such share until the same has been registered as having been transferred to the transferee in the Register of Members.
12.3          The Board may refuse to recognise any instrument of transfer unless it is accompanied by the certificate in respect of the shares to which it relates and by such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer.
12.4          The joint holders of any share may transfer such share to one or more of such joint holders, and the surviving holder or holders of any share previously held by them jointly with a deceased Member may transfer any such share to the executors or administrators of such deceased Member.
12.5          The Board may in its absolute discretion and without assigning any reason therefor refuse to register the transfer of a share which is not fully paid up.  The Board shall refuse to register a transfer (x) unless all applicable consents, authorisations and permissions of any governmental body or agency in Bermuda have been obtained or (y) if such transfer is not made in accordance with the provisions of Regulation S under the United States Securities Act of 1933, as amended, pursuant to registration under such Securities Act or pursuant to an available exemption from registration under such Securities Act.  The Board may decline to approve or register or permit the registration of any transfer of shares if it appears to the Board that any non de minimis adverse tax, regulatory or legal consequences to the Company, any subsidiary of the Company, or any direct or indirect holder of shares or its affiliates would result from such transfer.  If the Board refuses to register a transfer of any share the Secretary shall, within three months after the date on which the transfer was lodged with the Company, send to the transferor and transferee notice of the refusal.
12.6          Notwithstanding anything to the contrary in these Bye-laws, shares that are listed or admitted to trading on an appointed stock exchange may be transferred in accordance with the rules and regulations of such exchange.
12.7          ~~12.6~~ The registration of transfers may be suspended at such time and for such periods as the Directors may from time to time determine; provided that such registration shall not be

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suspended for more than forty five days in any period of three hundred and sixty five (365) consecutive days.
12.8         ~~12.7~~ Shares may be transferred without a written instrument if transferred by an appointed agent or otherwise in accordance with the Act.

13.	Transmission of Registered Shares
13.1          In the case of the death of a Member, the survivor or survivors where the deceased Member was a joint holder, and the legal personal representatives of the deceased Member where the deceased Member was a sole holder, shall be the only persons recognised by the Company as having any title to the deceased Member's interest in the shares.  Nothing herein contained shall release the estate of a deceased joint holder from any liability in respect of any share which had been jointly held by such deceased Member with other persons.  Subject to the Act, for the purpose of this Bye-law, legal personal representative means the executor or administrator of a deceased Member or such other person as the Board may, in its absolute discretion, decide as being properly authorised to deal with the shares of a deceased Member.
13.2          Any person becoming entitled to a share in consequence of the death or bankruptcy of any Member may be registered as a Member upon such evidence as the Board may deem sufficient or may elect to nominate some person to be registered as a transferee of such share, and in such case the person becoming entitled shall execute in favour of such nominee an instrument of transfer in writing in the form, or as near thereto as circumstances admit, of the following:
Transfer by a Person Becoming Entitled on Death/Bankruptcy of a Member
(the "Company")
I/We, having become entitled in consequence of the [death/bankruptcy] of [name and address of deceased/bankrupt Member] to [number] share(s) standing in the Register of Members of the Company in the name of the said [name of deceased/bankrupt Member] instead of being registered myself/ourselves, elect to have [name of transferee] (the "Transferee") registered as a transferee of such share(s) and I/we do hereby accordingly transfer the said share(s) to the Transferee to hold the same unto the Transferee, his or her executors, administrators and assigns, subject to the conditions on which the same were held at the time of the execution hereof; and the Transferee does hereby agree to take the said share(s) subject to the same conditions.

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DATED this [ ] day of [ ], 200[ ]
Signed by:                        In the presence of:
Transferor                        Witness
Transferee                         Witness

13.3          On the presentation of the foregoing materials to the Board, accompanied by such evidence as the Board may require to prove the title of the transferor, the transferee shall be registered as a Member.  Notwithstanding the foregoing, the Board shall, in any case, have the same right to decline or suspend registration as it would have had in the case of a transfer of the share by that Member before such Member's death or bankruptcy, as the case may be.
13.4          Where two or more persons are registered as joint holders of a share or shares, then in the event of the death of any joint holder or holders the remaining joint holder or holders shall be absolutely entitled to such share or shares and the Company shall recognise no claim in respect of the estate of any joint holder except in the case of the last survivor of such joint holders.

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ALTERATION OF SHARE CAPITAL

14.	Power to Alter Capital
14.1          The Company may if authorised by resolution of the Members increase, divide, consolidate, subdivide, change the currency denomination of, diminish or otherwise alter or reduce its share capital in any manner permitted by the Act.  Notwithstanding the foregoing or any other provision of these Bye-laws, the Company shall not vary or alter the rights attaching to any class of shares if the Board, after taking into account any adjustments to or restrictions on exercise of voting rights under Bye-laws 33-37 (inclusive), determines in its sole discretion that any non de minimis adverse tax, regulatory or legal consequences to the Company, any subsidiary of the Company, or any direct or indirect holders of shares or its affiliates may result from such variation.
14.2          Where, on any alteration or reduction of share capital, fractions of shares or some other difficulty would arise, the Board may deal with or resolve the same in such manner as it thinks fit.

15.	Variation of Rights Attaching to Shares
15.1          If, at any time, the share capital is divided into different classes of shares, the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may, whether or not the Company is being wound-up, be varied with the consent in writing of the holders of at least a majority of the issued shares of that class or with the sanction of a resolution passed by a majority of the votes cast at a separate general meeting of the holders of the shares of the class at which meeting the necessary quorum shall be two persons at least holding or representing by proxy one-third of the issued shares of the class.  The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.
15.2          Notwithstanding the foregoing or any other provision of these Bye-laws, the Company shall not vary or alter the rights attaching to any class of shares if the Board, after taking into account any adjustments to or restrictions on exercise of voting rights under Bye-laws 33 and 34 (inclusive), determines in its sole discretion that any non de minimis adverse tax,

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regulatory or legal consequences to the Company, any subsidiary of the Company, or any direct or indirect holders of shares or its Affiliates may result from such variation.
DIVIDENDS AND CAPITALISATION

16.	Dividends
16.1          The Board may, subject to these Bye-laws and in accordance with the Act, declare a dividend to be paid to the Members, in proportion to the number of shares held by them, and such dividend may be paid in cash or wholly or partly in specie in which case the Board may fix the value for distribution in specie of any assets. No unpaid dividend shall bear interest as against the Company.
16.2          The Board may fix any date as the record date for determining the Members entitled to receive any dividend.
16.3          The Company may pay dividends in proportion to the amount paid up on each share where a larger amount is paid up on some shares than on others.
16.4          The Board may declare and make such other distributions (in cash or in specie) to the Members as may be lawfully made out of the assets of the Company.  No unpaid distribution shall bear interest as against the Company.

17.	Power to Set Aside Profits
The Board may, before declaring a dividend, set aside out of the surplus or profits of the Company, such amount as it thinks proper as a reserve to be used to meet contingencies or for equalising dividends or for any other purpose.

18.	Method of Payment
18.1          Any dividend or other moneys payable in respect of a share may be paid by cheque or warrant sent through the post directed to the address of the Member in the Register of Members (in the case of joint Members, the senior joint holder, seniority being determined by the order in which the names stand in the Register of Members), or by direct transfer to such bank account as such Member may direct.  Every such cheque shall be made payable to the order of the person to whom it is sent or to such persons as the Member may direct, and payment of the cheque or warrant shall be a good discharge to the Company.  Every such cheque or warrant shall be sent at the risk of the person entitled to the money represented

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thereby. If two or more persons are registered as joint holders of any shares any one of them can give an effectual receipt for any dividend paid in respect of such shares.
18.2          The Board may deduct from the dividends or distributions payable to any Member all moneys due from such Member to the Company on account of calls or otherwise.
18.3          Any dividend and or other moneys payable in respect of a share which has remained unclaimed for 7 years from the date when it became due for payment shall, if the Board so resolves, be forfeited and cease to remain owing by the Company.  The payment of any unclaimed dividend or other moneys payable in respect of a share may (but need not) be paid by the Company into an account separate from the Company's own account.  Such payment shall not constitute the Company a trustee in respect thereof.
18.4          The Company shall be entitled to cease sending dividend cheques and warrants by post or otherwise to a Member if those instruments have been returned undelivered to, or left uncashed by, that Member on at least two consecutive occasions, or, following one such occasion, reasonable enquiries have failed to establish the Member's new address.  The entitlement conferred on the Company by this Bye-law 18.4 in respect of any Member shall cease if the Member claims a dividend or cashes a dividend cheque or warrant.

19.	Capitalisation
19.1          The Board may capitalise any amount for the time being standing to the credit of any of the Company's share premium or other reserve accounts or to the credit of the profit and loss account or otherwise available for distribution by applying such amount in paying up unissued shares to be allotted as fully paid up bonus shares pro-rata (except in connection with the conversion of shares of one class to shares of another class) to the Members.
19.2          The Board may capitalise any amount for the time being standing to the credit of a reserve account or amounts otherwise available for dividend or distribution by applying such amounts in paying up in full, partly or nil paid up shares of those Members who would have been entitled to such amounts if they were distributed by way of dividend or distribution.

Maiden Holdings, Ltd.                                        Page 18

MEETINGS OF MEMBERS

20.	Annual General Meetings
The annual general meeting of the Company shall be held in each year (other than the year of incorporation) at such time and place as the President or the Chairman (if any) or the Board shall appoint.

21.	Special General Meetings
The President or the Chairman (if any) or the Board may convene a special general meeting whenever in their judgment such a meeting is necessary.

22.	Requisitioned General Meetings
The Board shall, on the requisition of Members holding at the date of the deposit of the requisition not less than one-tenth of such of the paid-up share capital of the Company as at the date of the deposit carries the right to vote at general meetings, forthwith proceed to convene a special general meeting and the provisions of the Act shall apply.

23.	Notice
23.1          At least 21 days' notice of an annual general meeting shall be given to each Member entitled to attend and vote thereat, stating the date, place and time at which the meeting is to be held, that the election of Directors will take place thereat, and as far as practicable, the other business to be conducted at the meeting.
23.2          At least 21 days' notice of a special general meeting shall be given to each Member entitled to attend and vote thereat, stating the date, time, place and the general nature of the business to be considered at the meeting.
23.3          The Board may fix any date as the record date for determining the Members entitled to receive notice of and to vote at any general meeting.
23.4          A general meeting shall, notwithstanding that it is called on shorter notice than that specified in these Bye-laws, be deemed to have been properly called if it is so agreed by (i) all the Members entitled to attend and vote thereat in the case of an annual general meeting; and (ii) by a majority in number of the Members having the right to attend and vote at the meeting, being a majority together holding not less than 95% in nominal value of the shares giving a right to attend and vote thereat in the case of a special general meeting.

Maiden Holdings, Ltd.                                        Page 19

23.5          The accidental omission to give notice of a general meeting to, or the non-receipt of a notice of a general meeting by, any person entitled to receive notice shall not invalidate the proceedings at that meeting.

24.	Giving Notice and Access
24.1          A notice may be given by the Company to a Member:
(a)     by delivering it to such Member in person; or

(b)	by sending it by letter mail or courier to such Member's address in the Register of Members; or

(c)
by transmitting it by electronic means (including facsimile and electronic mail, but not telephone) in accordance with such directions as may be given by such Member to the Company for such purpose; or

(d)	in accordance with Bye-law 24.4.
24.2          Any notice required to be given to a Member shall, with respect to any shares held jointly by two or more persons, be given to whichever of such persons is named first in the Register of Members and notice so given shall be sufficient notice to all the holders of such shares.
24.3          Any notice (save for one delivered in accordance with Bye-law 24.4) shall be deemed to have been served at the time when the same would be delivered in the ordinary course of transmission and, in proving such service, it shall be sufficient to prove that the notice was properly addressed and prepaid, if posted, and the time when it was posted, delivered to the courier or transmitted by electronic means.
24.4          Where a Member indicates his consent (in a form and manner satisfactory to the Board) to receive information or documents by accessing them on a website rather than by other means, or receipt in this manner is otherwise permitted by the Act,  the Board may deliver such information or documents by notifying the Member of their availability and including therein the address of the website, the place on the website where the information or document may be found, and instructions as to how the information or document may be accessed on the website.

Maiden Holdings, Ltd.                                        Page 20

24.5          In the case of information or documents delivered in accordance with Bye-law 24.4, service shall be deemed to have occurred when (i) the Member is notified in accordance with that Bye-law; and (ii) the information or document is published on the website.

25.	Postponement or Cancellation of General Meeting
The Chairman or the President may, and the Secretary on instruction from the Chairman or the President shall, postpone or cancel any general meeting called in accordance with these Bye-laws (other than a meeting requisitioned under these Bye-laws) provided that notice of postponement or cancellation is given to each Member before the time for such meeting.  Fresh notice of the date, time and place for the postponed or cancelled meeting shall be given to the Members in accordance with these Bye-laws.

26.	Electronic Participation and Security at General Meetings
26.1          Members may participate in any general meeting by such telephonic, electronic or other communications facilities or means as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting.
26.2          The Board may, and at any general meeting, the chairman of such meeting may make any arrangement and impose any requirement or restriction it or he considers appropriate to ensure the security of a general meeting including, without limitation, requirements for evidence of identity to be produced by those attending the meeting, the searching of their personal property and the restriction of items that may be taken into the meeting place.  The Board and, at any general meeting, the chairman of such meeting are entitled to refuse entry to a person who refuses to comply with any such arrangements, requirements or restrictions.

27.	Quorum at General Meetings
27.1          At any general meeting two or more persons present in person at the start of the meeting and representing in person or by proxy in excess of 50% of the total issued voting shares in the Company shall form a quorum for the transaction of business.
27.2          If within half an hour from the time appointed for the meeting a quorum is not present, then, in the case of a meeting convened on a requisition, the meeting shall be deemed cancelled and, in any other case, the meeting shall stand adjourned to the same day one week later, at the same time and place or to such other day, time or place as the Secretary may determine.

Maiden Holdings, Ltd.                                        Page 21

Unless the meeting is adjourned to a specific date, place and time announced at the meeting being adjourned, fresh notice of the date, place and time for the resumption of the adjourned meeting shall be given to each Member entitled to attend and vote thereat in accordance with these Bye-laws.

28.	Chairman to Preside at General Meetings
Unless otherwise agreed by a majority of those attending and entitled to vote thereat, the Chairman, if there be one, and if not the President, if there be one, shall act as chairman at all general meetings at which such person is present.  In their absence, a chairman shall be appointed or elected by those present at the meeting and entitled to vote.

29.	Voting on Resolutions
29.1          Subject to the Act and these Bye-laws, any question proposed for the consideration of the Members at any general meeting shall be decided by the affirmative votes of a majority of the votes cast in accordance with these Bye-laws and in the case of an equality of votes the resolution shall fail.
29.2          At any general meeting a resolution put to the vote of the meeting shall, in the first instance, be voted upon by a show of hands and, subject to these Bye-laws and any rights or restrictions for the time being lawfully attached to any class of shares, every Member present in person and every person holding a valid proxy at such meeting shall be entitled to one vote for each voting share (subject to any adjustments or eliminations of voting power of any shares pursuant to Bye-laws 33 and 34) of which such person is the holder or for which such person holds a proxy and such votes shall be counted in the manner set out in Bye-law 30.4.
29.3          In the event that a Member participates in a general meeting by telephone, electronic or other communications facilities or means, the chairman of the meeting shall direct the manner in which such Member may cast his vote on a show of hands.
29.4          At any general meeting if an amendment is proposed to any resolution under consideration and the chairman of the meeting rules on whether or not the proposed amendment is out of order, the proceedings on the substantive resolution shall not be invalidated by any error in such ruling.
29.5          At any general meeting a declaration by the chairman of the meeting that a question proposed for consideration has been carried, or carried unanimously, or by a particular majority, or

Maiden Holdings, Ltd.                                        Page 22

lost, and an entry to that effect in a book containing the minutes of the proceedings of the Company shall, subject to these Bye-laws, be conclusive evidence of that fact.

30.	Power to Demand a Vote on a Poll
30.1          Notwithstanding the foregoing, a poll may be demanded by any of the following persons:
(a)                the chairman of such meeting; or
(b)               at least three Members present in person or represented by proxy; or
(c)                any Member or Members present in person or represented by proxy and holding between them not less than one-tenth of the total voting rights of all the Members having the right to vote at such meeting; or
(d)               any Member or Members present in person or represented by proxy holding shares in the Company conferring the right to vote at such meeting, being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total amount paid up on all such shares conferring such right.
30.2          Where a poll is demanded, subject to any rights or restrictions for the time being lawfully attached to any class of shares, every person present at such meeting shall have one vote for each share of which such person is the holder or for which such person holds a proxy (subject to any adjustments or eliminations of voting power of any shares pursuant to Bye-laws 33 and 34) and such vote shall be counted by ballot as described herein, or in the case of a general meeting at which one or more Members are present by telephone, electronic or other communications facilities or means, in such manner as the chairman of the meeting may direct and the result of such poll shall be deemed to be the resolution of the meeting at which the poll was demanded and shall replace any previous resolution upon the same matter which has been the subject of a show of hands.  A person entitled to more than one vote need not use all his votes or cast all the votes he uses in the same way.
30.3          A poll demanded for the purpose of electing a chairman of the meeting or on a question of adjournment shall be taken forthwith.  A poll demanded on any other question shall be taken at such time and in such manner during such meeting as the chairman (or acting chairman) of the meeting may direct.  Any business other than that upon which a poll has been demanded may be conducted pending the taking of the poll.

Maiden Holdings, Ltd.                                        Page 23

30.4          Where a vote is taken by poll, each person physically present and entitled to vote shall be furnished with a ballot paper on which such person shall record his vote in such manner as shall be determined at the meeting having regard to the nature of the question on which the vote is taken.  Each ballot paper shall be signed or initialled or otherwise marked so as to identify the voter and the registered holder in the case of a proxy. Each person present by telephone, electronic or other communications facilities or means shall cast his vote in such manner as the chairman shall direct. At the conclusion of the poll, the ballot papers and votes cast in accordance with such directions shall be examined and counted by a committee of not less than two Members or proxy holders appointed by the chairman of the meeting for the purpose.  The result of the poll shall be declared by the chairman of the meeting.

31.	Voting by Joint Holders of Shares
In the case of joint holders, the vote of the senior who tenders a vote (whether in person or by proxy) shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register of Members.
32.    Votes of Members – General
Subject to the provisions of Bye-laws 33 and 34 below, and subject to any rights and restrictions for the time being attached to any class or classes or series of shares, every Member shall have one vote for each share carrying the right to vote on the matter in question of which he is the holder. Notwithstanding any other provisions of these Bye-laws, all determinations in these Bye-laws that are made by or subject to a vote or approval of Members shall be based upon the voting power of such Members’ shares as determined pursuant to Bye-laws 33 and 34.
33.    Adjustment of Voting Power
33.1    The voting power of all shares is hereby adjusted (and shall be automatically adjusted in the future) to the extent necessary so that there is no 9.5% U.S. Member.  The Board shall implement the foregoing in the manner provided herein, provided however, that the foregoing provision and the remainder of this Bye-law 33 shall not apply in the event that one Member owns greater than 75% of the voting power of the issued shares of the Company determined without applying the voting power adjustments or eliminations under Bye-law 33.

Maiden Holdings, Ltd.                                        Page 24

33.2    The Board shall from time to time, including prior to any time at which a vote of Members is taken, take all reasonable steps necessary to ascertain, ~~including those specified in Bye-law 33.6,~~ through communications with Members or otherwise, whether there exists, or will exist at the time any vote of Members is taken, a Tentative 9.5% U.S. Member.
33.3    In the event that a Tentative 9.5% U.S. Member exists, the aggregate votes conferred by shares held by a Member and treated as Controlled Shares of that Tentative 9.5% U.S. Member shall be reduced to the extent necessary such that the Controlled Shares of the Tentative 9.5% U.S. Member will constitute less than 9.5% of the voting power of all issued and outstanding shares.  In applying the previous sentence where shares held by more than one Member are treated as Controlled Shares of such Tentative 9.5% U.S. Member, the reduction in votes shall apply to such Members in descending order according to their respective Attribution Percentages, provided that, in the event of a tie, the reduction shall apply pro rata to such Members.  The votes of Members owning no shares treated as Controlled Shares of any Tentative 9.5% U.S. Member shall, in the aggregate, be increased by the same number of votes subject to reduction as described above provided however that no shares shall be conferred votes to the extent that doing so will cause any person to be treated as a 9.5% U.S. Member.  Such increase shall be apportioned to all such Members in proportion to their voting power at that time, provided that such increase shall be limited to the extent necessary to avoid causing any person to be a 9.5% U.S. Member.  The adjustments of voting power described in this Bye-law shall apply repeatedly until there is no 9.5% U.S. Member.  The Board of Directors may deviate from any of the principles described in this Bye-law and determine that shares held by a Member shall carry different voting rights as it determines appropriate (1) to avoid the existence of any 9.5% U.S. Member or (2) to avoid adverse tax, legal or regulatory consequences to the Company, any subsidiary of the Company, or any direct or indirect holder of shares or its affiliates.  For the avoidance of doubt, in applying the provisions of Bye-laws 33 and 34, a share may carry a fraction of a vote.
34.    Other Adjustments of Voting Power
In addition to the provisions of Bye-law 33, any shares shall not carry any right to vote to the extent that the Board of Directors determines that it is necessary that such shares should not carry the right to vote in order to avoid adverse tax, legal or regulatory consequences to the Company,

Maiden Holdings, Ltd.                                        Page 25

any subsidiary of the Company, or any other direct or indirect holder of shares or its affiliates, provided that no adjustment pursuant to this sentence shall cause any person to become a 9.5% U.S. Member.
35.    Notice
In the event that Bye-law 33 applies to reduce the voting power of the Controlled Shares of any Tentative 9.5% U.S. Member or the Board otherwise adjusts the voting power of any shares pursuant to Bye-law 33 or 34, the Board shall promptly notify each Member in writing of the voting power conferred by its shares as determined in accordance with Bye-laws 33 and 34 after the analysis with respect to any adjustment is completed. Prior to the meeting on which Members shall vote on any matter (or prior to any vote in the case of notification to Members specified in item (3) of this Bye-law 35), the Board may, in its sole discretion, (1) retain the services of an internationally recognized accounting firm or organization with comparable professional capabilities in order to assist the Company in applying the principles of Bye-laws 33 and 34 and (2) obtain from such firm or organization a statement describing the information obtained and procedures followed and setting forth the determinations made with respect to Bye-laws 33 and 34.  For the avoidance of doubt, any failure by the Board to take any of the actions described in this Bye-law 35 shall not invalidate any votes cast or the proceedings at the meeting.
36.    Board Determination Binding
Any determination by the Board as to any adjustments or eliminations of voting power of any shares made pursuant to Bye-laws 33 and 34 shall be final and binding and any vote taken based on such determination shall not be capable of being challenged solely on the basis of such determination.
37.    Requirement to Provide Information and Notice
37.1    The Board shall have the authority to request from any direct or indirect holder of shares, and such holder of shares shall provide, such information as the Board may reasonably request for the purpose of determining whether any holder’s voting rights are to be adjusted.  If such holder fails to respond to such a request, or submits incomplete or inaccurate information in response to such a request, the Board may determine in its sole discretion that such holder’s shares shall carry no voting rights in which case such holder shall not exercise any voting rights in respect of such shares until otherwise determined by the Board.

Maiden Holdings, Ltd.                                        Page 26

37.2    Any direct or indirect holder of shares shall give notice to the Company within ten days following the date that such holder acquires actual knowledge that it is the direct or indirect holder of Controlled Shares of 9.5% or more of the voting power of all issued shares of the Company (without giving effect to voting power adjustments or eliminations under Bye-law 33).
37.3    Notwithstanding the foregoing, no Member shall be liable to any other Member or the Company for any losses or damages resulting from such Member’s failure to respond to, or submission of incomplete or inaccurate information in response to, a request under Bye-law 37.1 or from such Member’s failure to give notice under Bye-law 37.2.
37.4    Any information provided by any Member to the Company pursuant to this Bye-law 37 or for purposes of making the analysis required by Bye-laws 33 and 34, shall be deemed “confidential information” (the “Confidential Information”) and shall be used by the Company solely for the purposes contemplated by such Bye-law (except as may be required otherwise by applicable law or regulation). The Company shall hold such Confidential Information in strict confidence and shall not disclose any Confidential Information that it receives, except (i) to the U.S. Internal Revenue Service (the “Service”) if and to the extent the Confidential Information is required by the Service, (ii) to any outside legal counsel or accounting firm engaged by the Company to make determinations regarding the relevant Bye-law or (iii) as otherwise required by applicable law or regulation.
37.5    For the avoidance of doubt, the Company shall be permitted to disclose to the Members and others the relative voting percentages of all Members after application of Bye-law 33.  At the written request of a Member, the Confidential Information of such Member shall be destroyed or returned to such Member after the later to occur of (i) such Member no longer being a Member or (ii) the ~~expiration of the applicable statute of limitations with respect to any Confidential Information obtained for purposes of engaging in any tax-related analysis~~last day of the seventh year after the year during which the confidential information was obtained by the Company, provided, that the Board may determine that such confidential information should instead be retained for a longer period in order to avoid adverse tax, legal or regulatory consequences to the Company, any of its subsidiaries or any direct or indirect holder of shares.

Maiden Holdings, Ltd.                                        Page 27

38.    Instrument of Proxy

38.1	A Member may appoint a proxy by (a) an instrument appointing a proxy in writing in substantially the following form or such other form as the Board may determine from time to time:
Proxy
(the "Company")
I/We, [insert names here], being a Member of the Company with [number] shares, HEREBY APPOINT [name] of [address] or failing him, [name] of [address] to be my/our proxy to vote for me/us at the meeting of the Members to be held on the [ ] day of [ ], 200[ ] and at any adjournment thereof.  (Any restrictions on voting to be inserted here.)
Signed this [ ] day of [ ], 200[ ]

Member(s)
or (b) such telephonic, electronic or other means as may be approved by the Board from time to time.

38.2
The appointment of a proxy must be received by the Company at the registered office or at such other place or in such manner as is specified in the notice convening the meeting or in any instrument of proxy sent out by the Company in relation to the meeting at which the person named in the appointment proposes to vote, and an appointment of proxy which is not received in the manner so permitted shall be invalid.

38.3	A Member who is the holder of two or more shares may appoint more than one proxy to represent him and vote on his behalf in respect of different shares.

38.4	The decision of the chairman of any general meeting as to the validity of any appointment of a proxy shall be final.
39.    Representation of Corporate Member

39.1
A corporation which is a Member may, by written instrument, authorise such person or persons as it thinks fit to act as its representative at any meeting and any person so authorised shall be entitled to exercise the same powers on behalf of the corporation which such person represents as that corporation could exercise if it were an individual Member, and that

Maiden Holdings, Ltd.                                        Page 28

Member shall be deemed to be present in person at any such meeting attended by its authorised representative or representatives.

39.2
Notwithstanding the foregoing, the chairman of the meeting may accept such assurances as he thinks fit as to the right of any person to attend and vote at general meetings on behalf of a corporation which is a Member.

40.    Adjournment of General Meeting

40.1
The chairman of any general meeting at which a quorum is present may with the consent of Members holding a majority of the voting rights of those Members present in person or by proxy (and shall if so directed by Members holding a majority of the voting rights of those Members present in person or by proxy), adjourn the meeting.

40.2	In addition, the chairman may adjourn the meeting to another time and place without such consent or direction if it appears to him that:
(a)                it is likely to be impracticable to hold or continue that meeting because of the number of Members wishing to attend who are not present; or
(b)               the unruly conduct of persons attending the meeting prevents, or is likely to prevent, the orderly continuation of the business of the meeting; or
(c)                an adjournment is otherwise necessary so that the business of the meeting may be properly conducted.

40.3
Unless the meeting is adjourned to a specific date, place and time announced at the meeting being adjourned, fresh notice of the date, place and time for the resumption of the adjourned meeting shall be given to each Member entitled to attend and vote thereat in accordance with these Bye-laws.

41.    Written Resolutions

41.1
Subject to these Bye-laws anything which may be done by resolution of the Company in general meeting or by resolution of a meeting of any class of the Members may, without a meeting be done by written resolution in accordance with this Bye-law, PROVIDED THAT (a) if the Board determines that the signature of the last Member to sign must be affixed outside the United States, any such resolution shall be valid only if such resolution complies with the Board determination and (b) the resolution shall be void if the Board reasonably

Maiden Holdings, Ltd.                                        Page 29

determines, based on the advice of counsel, that the use of a resolution in writing would result in a non-de minimis adverse tax, regulatory or legal consequence to the Company, any subsidiary of the Company or any direct or indirect holder of shares.

41.2
Notice of a written resolution shall be given, and a copy of the resolution shall be circulated to all Members who would be entitled to attend a meeting and vote thereon.  The accidental omission to give notice to, or the non-receipt of a notice by, any Member does not invalidate the passing of a resolution.

41.3
A written resolution is passed when it is signed by, or in the case of a Member that is a corporation on behalf of, the Members who at the date that the notice is given represent such majority of votes as would be required if the resolution was voted on at a meeting of Members at which all Members entitled to attend and vote thereat were present and voting.

41.4    A resolution in writing may be signed by any number of counterparts.

41.5
A resolution in writing made in accordance with this Bye-law is as valid as if it had been passed by the Company in general meeting or by a meeting of the relevant class of Members, as the case may be ~~(provided that (i) any such resolution shall be valid only if the signature of the last Member to sign is affixed outside the United States (unless the Board dispenses with this requirement), and (ii) the Board may declare such resolution to be invalid if the Board determines that the use of a resolution in writing would result in a non-de minimis adverse tax, regulatory or legal consequence to the Company, any subsidiary of the Company, or any direct or indirect holder of shares or its affiliates),~~ and any reference in any Bye-law to a meeting at which a resolution is passed or to Members voting in favour of a resolution shall be construed accordingly.

41.6	A resolution in writing made in accordance with this Bye-law shall constitute minutes for the purposes of the Act.
41.7    This Bye-law shall not apply to:

(a)	a resolution passed to remove an Auditor from office before the expiration of his term of office; or

(b)	a resolution passed for the purpose of removing a Director before the expiration of his term of office.

Maiden Holdings, Ltd.                                        Page 30

41.8
For the purposes of this Bye-law, the effective date of the resolution is the date when the resolution is signed by, or in the case of a Member that is a corporation whether or not a company within the meaning of the Act, on behalf of, the last Member whose signature results in the necessary voting majority being achieved and any reference in any Bye-law to the date of passing of a resolution is, in relation to a resolution made in accordance with this Bye-law, a reference to such date.

42.    Directors Attendance at General Meetings
The Directors shall be entitled to receive notice of, attend and be heard at any general meeting.
CERTAIN SUBSIDIARIES
43.    Voting of Subsidiary Shares
Notwithstanding any other provision of these Bye-laws to the contrary, if the Company is required or entitled to vote at a general meeting of any direct non-U.S. subsidiary of the Company, the Board shall refer the subject matter of the vote to the Members of the Company on a poll (subject to Bye-laws 33 and 34) and seek authority from the Members for the Company’s corporate representative or proxy to vote in favour of the resolution proposed by the subsidiary PROVIDED THAT this Bye-law shall apply only in the event that the voting rights of any shares of the Company are, at the relevant time, subject to adjustment pursuant to Bye-laws 33 and 34.  The Board shall cause the Company’s corporate representative or proxy to vote the Company’s shares in the subsidiary pro rata to the votes received at the general meeting of the Company, with votes for or against the directing resolution being taken, respectively, as an instruction for the Company’s corporate representative or proxy to vote the appropriate proportion of its shares for and the appropriate proportion of its shares against the resolution proposed by the subsidiary.  The Board shall have authority to resolve any ambiguity.
44.    Bye-law or Articles of Association of Certain Subsidiaries
The Board in its discretion shall require that the Bye-law or Articles of Association or similar organizational documents of each subsidiary of the Company, organized under the laws of a jurisdiction outside the United States of America, other than any non-U.S. subsidiary that is a direct or indirect subsidiary of a U.S. Person, shall contain provisions substantially similar to Bye-law 43 and 44.  The Company shall enter into agreements, as and when determined by the

Maiden Holdings, Ltd.                                        Page 31

Board, with each such subsidiary, only if and to the extent reasonably necessary and permitted under applicable law, to effectuate or implement this Bye-law.

DIRECTORS AND OFFICERS
45.    Election of Directors

45.1
The Board shall consist of such number of Directors being not less than three (3) Directors and not more than such maximum number of Directors, not exceeding eleven (11) Directors, as the Board may from time to time determine.

45.2
Only persons who are proposed or nominated in accordance with this Bye-law shall be eligible for election as Directors.  Any Member or the Board may propose any person for election as a Director.  Where any person, other than a Director retiring at the meeting or a person proposed for re-election or election as a Director by the Board, is to be proposed for election as a Director, notice must be given to the Company of the intention to propose him and of his willingness to serve as a Director.  Where a Director is to be elected:

(a)
at an annual general meeting, such notice must be given not less than 90 days nor more than 120 days before the anniversary of the last annual general meeting prior to the giving of the notice or, in the event the annual general meeting is called for a date that is not 30 days before or after such anniversary the notice must be given not later than 10 days following the earlier of the date on which notice of the annual general meeting was posted to Members or the date on which public disclosure of the date of the annual general meeting was made; and

(b)
at a special general meeting, such notice must be given not later than 10 days following the earlier of the date on which notice of the special general meeting was posted to Members or the date on which public disclosure of the date of the special general meeting was made.

45.3
Where the number of persons validly proposed for re-election or election as a Director is greater than the number of Directors to be elected, the persons receiving the most votes (up to the number of Directors to be elected) shall be elected as Directors, and an absolute majority of the votes cast shall not be a prerequisite to the election of such Directors.

Maiden Holdings, Ltd.                                        Page 32

45.4	At any general meeting the Members may authorise the Board to fill any vacancy in their number left unfilled at a general meeting.
46.    Intentionally Omitted
47.    Term of Office of Directors
Directors shall hold office for such term as the Members may determine or, in the absence of such determination, until the next annual general meeting or until their successors are elected or appointed or their office is otherwise vacated.
48.    Alternate Directors

48.1	At any general meeting, the Members may elect a person or persons to act as a Director in the alternative to any one or more Directors or may authorise the Board to appoint such Alternate Directors.

48.2
Unless the Members otherwise resolve, any Director may appoint a person or persons to act as a Director in the alternative to himself by notice deposited with the Secretary.  Any person so elected or appointed shall have all the rights and powers of the Director or Directors for whom such person is appointed in the alternative provided that such person shall not be counted more than once in determining whether or not a quorum is present.

48.3
An Alternate Director shall be entitled to receive notice of all meetings of the Board and to attend and vote at any such meeting at which a Director for whom such Alternate Director was appointed in the alternative is not personally present and generally to perform at such meeting all the functions of such Director for whom such Alternate Director was appointed.

48.4
An Alternate Director shall cease to be such if the Director for whom he was appointed to act as a Director in the alternative ceases for any reason to be a Director, but he may be re-appointed by the Board as an alternate to the person appointed to fill the vacancy in accordance with these Bye-laws.

49.    Removal of Directors

49.1
Subject to any provision to the contrary in these Bye-laws, the Members entitled to vote for the election of Directors may, at any special general meeting convened and held in accordance with these Bye-laws, remove a Director, only with cause, provided that the notice of any such meeting convened for the purpose of removing a Director shall contain a statement of

Maiden Holdings, Ltd.                                        Page 33

the intention so to do and be served on such Director not less than 14 days before the meeting and at such meeting the Director shall be entitled to be heard on the motion for such Director's removal.

49.2
If a Director is removed from the Board under the provisions of this Bye-law the Members may fill the vacancy at the meeting at which such Director is removed and a Director so appointed shall hold office in the same class of Directors as the removed Director held until the next annual general meeting or until such Director’s office is otherwise vacated.  In the absence of such election or appointment, the Board may fill the vacancy.

49.3
For the purpose of Bye-law 49.1, “cause” shall mean a conviction for a criminal offence involving dishonesty or engaging in conduct which brings the Director or the Company into disrepute and which results in material financial detriment to the Company.

50.    Vacancy in the Office of Director
50.1    The office of Director shall be vacated if the Director:

(a)	is removed from office pursuant to these Bye-laws or is prohibited from being a Director by law;

(b)	is or becomes bankrupt, or makes any arrangement or composition with his creditors generally;
(c)    is or becomes of unsound mind or dies; or
(d)               resigns his office by notice to the Company.

50.2
The Members in general meeting or the Board shall have the power to appoint any person as a Director to fill a vacancy on the Board occurring as a result of the death, disability, disqualification or resignation of any Director or as a result of an increase in the size of the Board and to appoint an Alternate Director to any Director so appointed.

51.    Remuneration of Directors
The remuneration (if any) of the Directors shall be determined by the Company in general meeting and shall be deemed to accrue from day to day.  The Directors may also be paid all travel, hotel and other expenses properly incurred by them in attending and returning from the meetings of the Board, any committee appointed by the Board, general meetings, or in connection with the business of the Company or their duties as Directors generally.

Maiden Holdings, Ltd.                                        Page 34

52.    Defect in Appointment
All acts done in good faith by the Board, any Director, a member of a committee appointed by the Board, any person to whom the Board may have delegated any of its powers shall, or any person acting as a Director shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any Director or person acting as aforesaid, or that he was, or any of them were, disqualified, be as valid as if every such person had been duly appointed and was qualified to be a Director or act in the relevant capacity.
53.    Directors to Manage Business

53.1
The business of the Company shall be managed and conducted by the Board.  In managing the business of the Company, the Board may exercise all such powers of the Company as are not, by the Act or by these Bye-laws, required to be exercised by the Company in general meeting.

53.2	Subject to these Bye-laws, the Board may delegate to any company, firm, person, or body of persons any power of the Board (including the power to sub-delegate).
54.    Powers of the Board of Directors
The Board may:

(a)	appoint, suspend, or remove any manager, secretary, clerk, agent or employee of the Company and may fix their remuneration and determine their duties;

(b)
exercise all the powers of the Company to borrow money and to mortgage or charge or otherwise grant a security interest in its undertaking, property and uncalled capital, or any part thereof, and may issue debentures, debenture stock and other securities whether outright or as security for any debt, liability or obligation of the Company or any third party;

(c)
appoint one or more Directors to the office of managing director or chief executive officer of the Company, who shall, subject to the control of the Board, supervise and administer all of the general business and affairs of the Company;

(d)
appoint a person to act as manager of the Company's day-to-day business and may entrust to and confer upon such manager such powers and duties as it deems appropriate for the transaction or conduct of such business;

Maiden Holdings, Ltd.                                        Page 35

(e)                by power of attorney, appoint any company, firm, person or body of persons, whether nominated directly or indirectly by the Board, to be an attorney of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board) and for such period and subject to such conditions as it may think fit and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Board may think fit and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions so vested in the attorney;
(f)                procure that the Company pays all expenses incurred in promoting and incorporating the Company and listing the shares of the Company;
(g)               delegate any of its powers (including the power to sub-delegate) to a committee appointed by the Board which may consist partly or entirely of non-Directors, provided that every such committee shall conform to such directions as the Board shall impose on them and provided further that the meetings and proceedings of any such committee shall be governed by these Bye-laws regulating the meetings and proceedings of the Board, so far as the same are applicable and are not superseded by directions imposed by the Board;
(h)               delegate any of its powers (including the power to sub-delegate) to any person on such terms and in such manner as the Board may see fit;
(i)                 present any petition and make any application in connection with the liquidation or reorganisation of the Company;
(j)                 in connection with the issue of any share, pay such commission and brokerage as may be permitted by law; and
(k)               authorise any company, firm, person or body of persons to act on behalf of the Company for any specific purpose and in connection therewith to execute any deed, agreement, document or instrument on behalf of the Company.
55.    Register of Directors and Officers
The Board shall cause to be kept in one or more books at the registered office of the Company a Register of Directors and Officers and shall enter therein the particulars required by the Act.

Maiden Holdings, Ltd.                                        Page 36

56.    Appointment of Officers
The Board may appoint such officers (who may or may not be Directors) as the Board may determine.
57.    Appointment of Secretary
The Secretary shall be appointed by the Board from time to time.
58.    Duties of Officers
The Officers shall have such powers and perform such duties in the management, business and affairs of the Company as may be delegated to them by the Board from time to time.
59.    Remuneration of Officers
The Officers shall receive such remuneration as the Board may determine.
60.    Conflicts of Interest

60.1
Any Director, or any Director's firm, partner or any company with whom any Director is associated, may act in any capacity for, be employed by or render services to the Company and such Director or such Director's firm, partner or company shall be entitled to remuneration as if such Director were not a Director.  Nothing herein contained shall authorise a Director or Director's firm, partner or company to act as Auditor to the Company.

60.2	A Director who is directly or indirectly interested in a contract or proposed contract or arrangement with the Company shall declare the nature of such interest as required by the Act.

60.3
Following a declaration being made pursuant to this Bye-law, and unless disqualified by the chairman of the relevant Board meeting, a Director may vote in respect of any contract or proposed contract or arrangement in which such Director is interested and may be counted in the quorum for such meeting.

61.    Indemnification and Exculpation of Directors and Officers

61.1
The Directors, Secretary and other Officers (such term to include any person appointed to any committee by the Board) for the time being acting in relation to any of the affairs of the Company, any subsidiary thereof, and the liquidator or trustees (if any) for the time being acting in relation to any of the affairs of the Company or any subsidiary thereof, and every one of them, and their heirs, executors and administrators, shall be indemnified and secured

Maiden Holdings, Ltd.                                        Page 37

harmless out of the assets of the Company from and against all actions, costs, charges, losses, damages and expenses which they or any of them, their heirs, executors or administrators, shall or may incur or sustain by or by reason of any act done, concurred in or omitted in or about the execution of their duty, or supposed duty, or in their respective offices or trusts, and none of them shall be answerable for the acts, receipts, neglects or defaults of the others of them or for joining in any receipts for the sake of conformity, or for any bankers or other persons with whom any moneys or effects belonging to the Company shall or may be lodged or deposited for safe custody, or for insufficiency or deficiency of any security upon which any moneys of or belonging to the Company shall be placed out on or invested, or for any other loss, misfortune or damage which may happen in the execution of their respective offices or trusts, or in relation thereto, PROVIDED THAT this indemnity shall not extend to any matter in respect of any fraud or dishonesty (as determined in a final judgment or decree not subject to appeal) on the part of any of the said persons.  Each Member agrees to waive any claim or right of action such Member might have, whether individually or by or in the right of the Company, against any Director or Officer on account of any action taken by such Director or Officer, or the failure of such Director or Officer to take any action in the performance of his duties with or for the Company or any subsidiary thereof, PROVIDED THAT such waiver shall not extend to any matter in respect of any fraud or dishonesty which may attach to such Director or Officer.

61.2
The Company may purchase and maintain insurance for the benefit of any Director or Officer against any liability incurred by him under the Act in his capacity as a Director or Officer or indemnifying such Director or Officer in respect of any loss arising or liability attaching to him by virtue of any rule of law in respect of any negligence, default, breach of duty or breach of trust of which the Director or Officer may be guilty in relation to the Company or any subsidiary thereof.

61.3
The Company may advance moneys to an Officer, Director or auditor for the costs, charges and expenses incurred by the Officer, Director or auditor in defending any civil or criminal proceedings against them, on condition that the Officer, Director or auditor shall repay the advance if any allegation of fraud or dishonesty is proved against him.

Maiden Holdings, Ltd.                                        Page 38

MEETINGS OF THE BOARD OF DIRECTORS
62.    Board Meetings
The Board may meet for the transaction of business, adjourn and otherwise regulate its meetings as it sees fit.  Subject to these Bye-laws, a resolution put to the vote at a meeting of the Board shall be carried by the affirmative votes of a majority of the votes cast and in the case of an equality of votes the resolution shall fail.
63.    Notice of Board Meetings
A Director may, and the Secretary on the requisition of a Director shall, at any time summon a meeting of the Board.  Notice of a meeting of the Board shall be deemed to be duly given to a Director if it is given to such Director verbally (including in person or by telephone) or otherwise communicated or sent to such Director by post, electronic means or other mode of representing words in a visible form at such Director's last known address or in accordance with any other instructions given by such Director to the Company for this purpose.
64.    Electronic Participation in Meetings
Directors may participate in any meeting by such telephonic, electronic or other communications facilities or means as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting.
65.    Quorum at Board Meetings
The quorum necessary for the transaction of business at a meeting of the Board shall be two Directors.
66.    Board to Continue in the Event of Vacancy
The Board may act notwithstanding any vacancy in its number but, if and so long as its number is reduced below the number fixed by these Bye-laws as the quorum necessary for the transaction of business at meetings of the Board, the continuing Directors or Director may act for the purpose of (i) summoning a general meeting; or (ii) preserving the assets of the Company.
67.    Chairman to Preside
Unless otherwise agreed by a majority of the Directors attending, the Chairman, if there be one, and if not, the President, if there be one, shall act as chairman at all meetings of the Board at which

Maiden Holdings, Ltd.                                        Page 39

such person is present.  In their absence a chairman shall be appointed or elected by the Directors present at the meeting.
68.    Written Resolutions
A resolution signed by all the Directors, which may be in counterparts, shall be as valid as if it had been passed at a meeting of the Board duly called and constituted, such resolution to be effective on the date on which the last Director signs the resolution ~~(provided that (i) any such resolution shall be valid only if~~, PROVIDED THAT (a) if the Board determines that the signature of the last Director to sign ~~is~~must be affixed outside the United States ~~(unless the Board dispenses with this requirement), and (ii~~, any such resolution shall be valid only if such resolution complies with the Board determination and (b) the Board ~~may declare such~~shall not act by written resolution ~~to be invalid~~ if the Board reasonably determines, based on the advice of counsel, that the use of a resolution in writing would result in a non-de minimis adverse tax, regulatory or legal consequence to the Company, any subsidiary of the Company~~,~~ or any direct or indirect holder of shares ~~or its affiliates)~~.  For the purposes of this Bye-law only, "the Directors" shall not include an Alternate Director.
69.    Validity of Prior Acts of the Board
No regulation or alteration to these Bye-laws made by the Company in general meeting shall invalidate any prior act of the Board which would have been valid if that regulation or alteration had not been made.
CORPORATE RECORDS
70.    Minutes
The Board shall cause minutes to be duly entered in books provided for the purpose:
(a)                of all elections and appointments of Officers;
(b)               of the names of the Directors present at each meeting of the Board and of any committee appointed by the Board; and
(c)                of all resolutions and proceedings of general meetings of the Members, meetings of the Board, and meetings of committees appointed by the Board.

Maiden Holdings, Ltd.                                        Page 40

71.    Place Where Corporate Records Kept
Minutes prepared in accordance with the Act and these Bye-laws shall be kept by the Secretary at the registered office of the Company.
72.    Form and Use of Seal

72.1	The Company may adopt a seal in such form as the Board may determine. The Board may adopt one or more duplicate seals for use in or outside Bermuda.

72.2
A seal may, but need not be affixed to any deed, instrument, share certificate or document, and if the seal is to be affixed thereto, it shall be attested by the signature of (i) any Director; or (ii) any Officer; or (iii) the Secretary; or (iv) any person authorized by the Board for that purpose.

72.3	A Resident Representative may, but need not, affix the seal of the Company to certify the authenticity of any copies of documents.
ACCOUNTS
73.    Books of Account

73.1	The Board shall cause to be kept proper records of account with respect to all transactions of the Company and in particular with respect to:

(a)	all sums of money received and expended by the Company and the matters in respect of which the receipt and expenditure relates;
(b)    all sales and purchases of goods by the Company; and
(c)    all assets and liabilities of the Company.

73.2
Such records of account shall be kept at the registered office of the Company, or subject to the Act, at such other place as the Board thinks fit and shall be available for inspection by the Directors during normal business hours.

74.    Financial Year End
The financial year end of the Company may be determined by resolution of the Board and failing such resolution shall be 31st December in each year.

Maiden Holdings, Ltd.                                        Page 41

AUDITS
75.    Annual Audit
Subject to any rights to waive laying of accounts or appointment of an Auditor pursuant to the Act, the accounts of the Company shall be audited at least once in every year.
76.    Appointment of Auditor

76.1
Subject to the Act, at the annual general meeting or at a subsequent special general meeting in each year, an independent representative of the Members shall be appointed by them as Auditor of the accounts of the Company.

76.2	The Auditor may be a Member but no Director, Officer or employee of the Company shall, during his continuance in office, be eligible to act as an Auditor of the Company.
77.    Remuneration of Auditor
The remuneration of the Auditor shall be fixed by the Company in general meeting or in such manner as the Members may determine. In the case of an Auditor appointed pursuant to Bye-law 82, the remuneration of the Auditor shall be fixed by the Board.
78.    Duties of Auditor

78.1
The financial statements provided for by these Bye-laws shall be audited by the Auditor in accordance with generally accepted auditing standards.  The Auditor shall make a written report thereon in accordance with generally accepted auditing standards.

78.2
The generally accepted auditing standards referred to in this Bye-law may be those of a country or jurisdiction other than Bermuda or such other generally accepted auditing standards as may be provided for in the Act.  If so, the financial statements and the report of the Auditor shall identify the generally accepted auditing standards used.

79.    Access to Records
The Auditor shall at all reasonable times have access to all books kept by the Company and to all accounts and vouchers relating thereto, and the Auditor may call on the Directors or Officers of the Company for any information in their possession relating to the books or affairs of the Company.

Maiden Holdings, Ltd.                                        Page 42

80.    Financial Statements
Subject to any rights to waive laying of accounts pursuant to the Act, financial statements as required by the Act shall be laid before the Members in general meeting.  A resolution in writing made in accordance with Bye-law 41 receiving, accepting, adopting, approving or otherwise acknowledging financial statements shall be deemed to be the laying of such statements before the Members in general meeting.
81.    Distribution of Auditor’s report
The report of the Auditor shall be submitted to the Members in general meeting.
82.    Vacancy in the Office of Auditor
If the office of Auditor becomes vacant by the resignation or death or the Auditor, or by the Auditor becoming incapable of acting by reason of illness or other disability at a time when the Auditor's services are required, the vacancy thereby created shall be filled in accordance with the Act.
BUSINESS COMBINATIONS
83.    Business Combinations

83.1
(a)    Any Business Combination with any Interested Shareholder within a period of three years following the time of the transaction in which the person become an Interested Shareholder must be approved by the Board and authorised at an annual or special general meeting, by the affirmative vote of at least 66 and 2/3% of the issued and outstanding voting shares of the Company that are not owned by the Interested Shareholder unless:

(i)                 prior to the time that the person became an Interested Shareholder, the Board approved either the Business Combination or the transaction which resulted in the person becoming an Interested Shareholder; or
(ii)               upon consummation of the transaction which resulted in the person becoming an Interested Shareholder, the Interested Shareholder owned at least 85% of the number of issued and outstanding voting shares of the Company at the time the transaction commenced, excluding for the purposes of determining the number of shares issued and outstanding those shares owned (i) by persons who are directors and also officers and (ii) employee

Maiden Holdings, Ltd.                                        Page 43

share plans in which employee participants do not have the right to determine whether shares held subject to the plan will be tendered in a tender or exchange offer.
(b)    The restrictions contained in this Bye-law 83.1 shall not apply if:

(i)
a Member becomes an Interested Shareholder inadvertently and (i) as soon as practicable divests itself of ownership of sufficient shares so that the Member ceases to be an Interested Shareholder; and (ii) would not, at any time within the three-year period immediately prior to a Business Combination between the Company and such Member, have been an Interested Shareholder but for the inadvertent acquisition of ownership; or

(ii)
the Business Combination is proposed prior to the consummation or abandonment of, and subsequent to the earlier of the public announcement or the notice required hereunder of, a proposed transaction which (i) constitutes one of the transactions described in the following sentence; (ii) is with or by a person who either was not an Interested Shareholder during the previous three years or who became an Interested Shareholder with the approval of the Board; and (iii) is approved or not opposed by a majority of the members of the Board then in office who were Directors prior to any person becoming an Interested Shareholder during the previous three years or were recommended for election or elected to succeed such Directors by resolution of the Board approved by a majority of such Directors. The proposed transactions referred to in the preceding sentence are limited to:

(a)                a merger, amalgamation or consolidation of the Company (except an amalgamation in respect of which, pursuant to the Act, no vote of the shareholders of the Company is required);
(b)               a sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), whether as part of a dissolution or otherwise, of assets of the Company or of any entity directly or indirectly wholly-owned or majority-owned by the Company (other than to the Company or any entity directly or

Maiden Holdings, Ltd.                                        Page 44

indirectly wholly-owned by the Company) having an aggregate market value equal to 50% or more of either the aggregate market value of all of the assets of the Company determined on a consolidated basis or the aggregate market value of all the issued and outstanding shares of the Company; or
(c)                a proposed tender or exchange offer for 50% or more of the issued and outstanding voting shares of the Company.
The Company shall give not less than 20 days notice to all Interested Shareholders prior to the consummation of any of the transactions described in subparagraphs (a) or (b) of the second sentence of this paragraph (ii).
(c)    For the purpose of this Bye-law 83 only, the term:

(i)	"affiliate" means a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, another person;

(ii)
"associate," when used to indicate a relationship with any person, means: (i) any company, partnership, unincorporated association or other entity of which such person is a director, officer or partner or is, directly or indirectly, the owner of 20% or more of any class of voting shares; (ii) any trust or other estate in which such person has at least a 20% beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity; and (iii) any relative or spouse of such person, or any relative of such spouse, who has the same residence as such person;

(iii)            "Business Combination," when used in reference to the Company and any Interested Shareholder of the Company, means:
(a)                any merger, amalgamation or consolidation of the Company or any entity directly or indirectly wholly-owned or majority-owned by the Company, wherever incorporated, with (A) the Interested Shareholder or any of its affiliates, or (B) with any other company, partnership, unincorporated association or other entity if the merger,

Maiden Holdings, Ltd.                                        Page 45

amalgamation or consolidation is caused by the Interested Shareholder;
(b)               any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), except proportionately as a shareholder of the Company, to or with the Interested Shareholder, whether as part of a dissolution or otherwise, of assets of the Company or of any entity directly or indirectly wholly-owned or majority-owned by the Company which assets have an aggregate market value equal to 10% or more of either the aggregate market value of all the assets of the Company determined on a consolidated basis or the aggregate market value of all the issued and outstanding shares of the Company;
(c)                any transaction which results in the issuance or transfer by the Company or by any entity directly or indirectly wholly-owned or majority-owned by the Company of any shares of the Company, or any share of such entity, to the Interested Shareholder, except: (A) pursuant to the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into shares of the Company, or shares of any such entity, which securities were issued and outstanding prior to the time that the Interested Shareholder became such; (B) pursuant to a dividend or distribution paid or made, or the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into shares of the Company, or shares of any such entity, which security is distributed, pro rata to all holders of a class or series of shares subsequent to the time the Interested Shareholder became such; (C) pursuant to an exchange offer by the Company to purchase shares made on the same terms to all holders of such shares; or (D) any issuance or transfer of shares by the Company; provided however, that in no case under items (B)-(D) of this subparagraph shall there be an increase in the Interested Shareholder's proportionate share of the any class or series of shares;

Maiden Holdings, Ltd.                                        Page 46

(d)               any transaction involving the Company or any entity directly or indirectly wholly-owned or majority-owned by the Company which has the effect, directly or indirectly, of increasing the proportionate share of any class or series of shares, or securities convertible into any class or series of shares of the Company, or shares of any such entity, or securities convertible into such shares, which is owned by the Interested Shareholder, except as a result of immaterial changes due to fractional share adjustments or as a result of any repurchase or redemption of any shares not caused, directly or indirectly, by the Interested Shareholder; or
(e)                any receipt by the Interested Shareholder of the benefit, directly or indirectly (except proportionately as a shareholder of the Company), of any loans, advances, guarantees, pledges or other financial benefits (other than those expressly permitted in subparagraphs (a)-(d) of this paragraph) provided by or through the Company or any entity directly or indirectly wholly-owned or majority-owned by the Company;
(iv)             "control," including the terms "controlling," "controlled by" and "under common control with," means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting shares, by contract or otherwise. A person who is the owner of 20% or more of the issued and outstanding voting shares of any company, partnership, unincorporated association or other entity shall be presumed to have control of such entity, in the absence of proof by a preponderance of the evidence to the contrary; provided that notwithstanding the foregoing, such presumption of control shall not apply where such person holds voting shares, in good faith and not for the purpose of circumventing this provision, as an agent, bank, broker, nominee, custodian or trustee for one or more owners who do not individually or as a group have control of such entity;
(v)               "Interested Shareholder" means any person (other than the Company and any entity directly or indirectly wholly-owned or majority-owned by the

Maiden Holdings, Ltd.                                        Page 47

Company) that (i) is the owner of 15% or more of the issued and outstanding voting shares of the Company, (ii) is an affiliate or associate of the Company and was the owner of 15% or more of the issued and outstanding voting shares of the Company at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such person is an Interested Shareholder or (iii) is an affiliate or associate of any person listed in (i) or (ii) above; provided, however, that the term "Interested Shareholder" shall not include any person whose ownership of shares in excess of the 15% limitation set forth herein is the result of action taken solely by the Company unless such person referred to in this proviso acquires additional voting shares of the Company otherwise than as a result of further corporate action not caused, directly or indirectly, by such person. For the purpose of determining whether a person is an Interested Shareholder, the voting shares of the Company deemed to be issued and outstanding shall include voting shares deemed to be owned by the person through application of paragraph (8) below, but shall not include any other unissued shares which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise;
(vi)             "person" means any individual, company, partnership, unincorporated association or other entity;
(vii)           "voting shares" means, with respect to any company, shares of any class or series entitled to vote generally in the election of directors and, with respect to any entity that is not a company, any equity interest entitled to vote generally in the election of the governing body of such entity;
(viii)        "owner," including the terms "own" and "owned," when used with respect to any shares, means a person that individually or with or through any of its affiliates or associates:
(a)                beneficially owns such shares, directly or indirectly; or
(b)               has (A) the right to acquire such shares (whether such right is exercisable immediately or only after the passage of time) pursuant

Maiden Holdings, Ltd.                                        Page 48

to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; provided, however, that a person shall not be deemed the owner of shares tendered pursuant to a tender or exchange offer made by such person or any of such person's affiliates or associates until such tendered shares are accepted for purchase or exchange; or (B) the right to vote such shares pursuant to any agreement, arrangement or understanding; provided, however, that a person shall not be deemed the owner of any shares because of such person's right to vote such shares if the agreement, arrangement or understanding to vote such shares arises solely from a revocable proxy or consent given in response to a proxy or consent solicitation made to 10 or more persons; or
(c)                has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent as described in item (B) of subparagraph (b) of this paragraph), or disposing of such shares with any other person that beneficially owns, or whose affiliates or associates beneficially own, directly or indirectly, such shares.

83.2
In respect of any Business Combination to which the restrictions contained in Bye-law 83.1 do not apply but which the Act requires to be approved by the Members, the necessary general meeting quorum and Members’ approval shall be as set out in Bye-laws 27 and 29 respectively.

VOLUNTARY WINDING-UP AND DISSOLUTION
84.    Winding-Up
If the Company shall be wound up the liquidator may, with the sanction of a resolution of the Members, divide amongst the Members in specie or in kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may, for such purpose, set such value as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Members or different classes of

Maiden Holdings, Ltd.                                        Page 49

Members.  The liquidator may, with the like sanction, vest the whole or any part of such assets in the trustees upon such trusts for the benefit of the Members as the liquidator shall think fit, but so that no Member shall be compelled to accept any shares or other securities or assets whereon there is any liability.
CHANGES TO CONSTITUTION
85.    Changes to Bye-laws
No Bye-law may be rescinded, altered or amended and no new Bye-law may be made until the same has been approved by a resolution of the Board and by a resolution of the Members.
85A.    Changes to the Memorandum of Association
No alteration or amendment to the Memorandum of Association may be made save in accordance with the Act and until same has been approved by a resolution of the Board and by a resolution of the Members.
86.    Discontinuance
The Board may exercise all the powers of the Company to discontinue the Company to a jurisdiction outside Bermuda pursuant to the Act.
87.    Amalgamation
Any resolution proposed for consideration at any general meeting to approve the amalgamation of the Company with any other company, wherever incorporated, shall require the approval of a simple majority of votes cast at such meeting and the quorum for such meeting shall be that required in Bye-law 27 and a poll may be demanded in respect of such resolution in accordance with the provisions of Bye-law 30.

ANNUAL GENERAL MEETING OF SHAREHOLDERS OF

MAIDEN HOLDINGS, LTD.

May 2, 2017

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS:
The Notice of Meeting, Proxy Statement, Proxy Card and Annual Report are available at www.iproxydirect.com/MHLD.

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

20533040300000000000 7 050217

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE NOMINEES IN PROPOSAL 1; "FOR" PROPOSALS 2 AND 3; "THREE YEARS" IN PROPOSAL 4; AND "FOR" PROPOSAL 5. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors of Maiden Holdings, Ltd.

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
Maiden Holdings, Ltd. (1-5)
- ○ (1) Barry D. Zyskind
- ○ (2) Simcha G. Lyons
- ○ (3) Raymond M. Neff
- ○ (4) Yehuda L. Neuberger
- ○ (5) Steven H. Nigro

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

	FOR	AGAINST	ABSTAIN
2. Adoption of the amended Bye-laws of Maiden Holdings, Ltd.;	☐	☐	☐
3. A non-binding advisory resolution to approve the compensation of certain executive officers;	☐	☐	☐

	1 year	2 years	3 years	ABSTAIN
4. A non-binding advisory vote to determine the frequency (whether annual, biennial or triennial) with which shareholders of Maiden Holdings, Ltd. shall be entitled to have an advisory vote on executive compensation; and	☐	☐	☐	☐

	FOR	AGAINST	ABSTAIN
5. Appointment of Deloitte Ltd. as Maiden Holdings, Ltd.'s independent registered public accounting firm for the 2017 fiscal year.	☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual General Meeting and any adjournment, postponement or continuation thereof.

Signature of Shareholder ______ Date: ______ Signature of Shareholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder must sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

0

PROXY

MAIDEN HOLDINGS, LTD.

Annual General Meeting of Shareholders to be held May 2, 2017

This proxy is solicited on behalf of the Board of Directors

You are encouraged to specify your choices by marking the appropriate boxes. Properly executed proxies will be voted as marked and, if not marked, proxies received will be voted (1) "FOR" the election of the five directors of Maiden Holdings, Ltd. (the "Company") to serve until the 2018 Annual General Meeting; (2) "FOR" adoption of the amended Bye-laws of Maiden Holdings, Ltd.; (3) "FOR" a non-binding advisory resolution to approve the compensation of certain executive officers; (4) "THREE YEARS" in a non-binding advisory vote to determine the frequency (whether annual, biennial or triennial) with which shareholders of Maiden Holdings, Ltd. shall be entitled to have an advisory vote on executive compensation; and (5) "FOR" the appointment of Deloitte Ltd. as the independent registered public accounting form for the 2017 fiscal year of Maiden Holdings, Ltd.

The undersigned hereby appoints each of Barry D. Zyskind and Arturo M. Raschbaum as proxies of the undersigned, with full power of substitution, to vote all of the shares of the Company that the undersigned may be entitled to vote at the Annual General Meeting of Shareholders of the Company to be held at the Company's headquarters, Maiden House, 131 Front Street, Hamilton HM12, Bermuda, on May 2, 2017 at 3:00 p.m. (local time), and at any adjournment, postponement or continuation thereof; and hereby directs that this proxy be voted in accordance with the instructions herein and in the proxies' discretion on any other matters that may properly come before the meeting.

Please date, sign and promptly mail in the self-addressed return envelope. Please indicate, following your signature, if you are signing in a representative capacity. If shares are held jointly, both owners must sign.

(Continued and to be signed on the reverse side)

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